UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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GREEN BRICK
PARTNERS

Green Brick Partners
2023 Notice of Annual Meeting and Proxy Statement

Tuesday June 13, 2023

ABOUT GREEN BRICK PARTNERS

Green Brick Partners is committed to building strong communities designed for an exceptional quality of life. We believe that a company’s propensity for success is determined by choosing to do the right thing day after day, for our homebuyers, stockholders, and employees. This begins by following our guiding principles, a set of values we call HOME. This acronym, representing Honesty, Objectivity, Maturity, and Efficiency, allows us to build and design homes with a focus on quality craftsmanship, superior customer service, and an ongoing commitment to transparency. Green Brick Partners’ subsidiary and affiliated homebuilders can be found across four states through eight builder brands. Additionally, our affiliated mortgage and title operations make buying a home a seamless experience and provide timely visibility into our buyers.

Notice of Annual Meeting	Green Brick Partners, Inc. 2805 Dallas Parkway, Suite 400 Plano, TX 75093

DATE & TIME

Tuesday,

June 13, 2023

11:00 a.m., Eastern

LOCATION

www.virtualshareholder meeting.com/GRBK2023

RECORD DATE

April 24, 2023

How to Vote

BY INTERNET

www.proxyvote.com

BY TELEPHONE

1-800-690-6903

BY MAIL

Mark, sign and date your proxy card and return in the postage-paid envelope we have provided.

Items of Business
1.	Election of 7 directors to the Board
	Recommendation: FOR	Page: 5
2.	Advisory vote to approve the compensation of our named executive officers
	Recommendation: FOR	Page: 48
3.	Advisory vote on the frequency of future advisory votes on executive compensation
	Recommendation: FOR EVERY 3 YEARS	Page: 49
4.	To ratify appointment of RSM US LLP as our Independent Registered Public Accountants for 2023
	Recommendation: FOR	Page: 50

Our Board of Directors is soliciting proxies from stockholders who wish to vote at the annual meeting. Stockholders also will transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

We are furnishing our proxy materials over the Internet as permitted by the rules of the U.S. Securities and Exchange Commission. As a result, we are sending a Notice of Internet Availability of Proxy Materials rather than a full paper set of the proxy materials unless you previously requested to receive printed copies. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on how stockholders may obtain a paper copy of the proxy materials. This process will reduce the costs associated with printing and distributing our proxy materials.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend, you are urged to vote as soon as possible by Internet or mail so that your shares may be voted in accordance with your wishes. Granting a proxy does not affect your right to revoke it later or to vote your shares in the event you attend the Annual Meeting.

By Order of the Board of Directors,

Richard A. Costello

Chief Financial Officer, Treasurer and Secretary

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report for the year ended December 31, 2022 on or about May 1, 2023.

Our proxy statement and annual report are available online at: www.proxyvote.com.

2023 Proxy Statement

i

2023 Proxy Statement

ii

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement and does not contain all information that you should review and consider. Please read the entire proxy statement with care before voting.

2023 Annual Meeting of Stockholders

Date and Time:	Tuesday, June 13, 2023, at 11:00 a.m. Eastern Time

Place:	Our meeting will be held in a virtual format only, conducted exclusively via www.virtualshareholdermeeting.com/GRBK2023.

Record Date:	April 24, 2023

Proposals and Board Recommendations

Proposal		Board Recommendations
Proposal 1:	Election of Directors (page 5)	FOR each nominee

Proposal 2:	Advisory Vote on Executive Compensation (page 48)	FOR

Proposal 3:	Advisory Vote on the Frequency of Future Votes on Executive Compensation (page 49)	For the option of EVERY THREE YEARS

Proposal 4:	Ratification of RSM US LLP as Auditors (page 50)	FOR

Delivering Stockholder Value

Our financial and operational performance has contributed to our ability to create significant stockholder value as we delivered 114% Total Shareholder Return (“TSR”) over the five years ended December 31, 2022, or a 16.5% CAGR.

2023 Proxy Statement

Proxy Summary

2022 FINANCIAL AND OPERATIONAL HIGHLIGHTS

For more information relating to Green Brick Partners, Inc.’s financial performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2023.

Proposal 1 – Election of Directors (page 5)

Board Composition

2023 Proxy Statement

Proxy Summary

Director Nominees
	AGE	DIRECTOR SINCE	Audit	Comp.	G&S

David Einhorn, Chairman President Greenlight Capital, Inc.	54	2006

James R. Brickman Chief Executive Officer Green Brick Partners, Inc.	71	2014

Elizabeth K. Blake Retired General Counsel	71	2007

Harry Brandler Retired Chief Financial Officer	51	2014

Lila Manassa Murphy Chief Financial Officer, Dundee Corporation	51	2022

Kathleen Olsen Retired Chief Financial Officer Eminence Capital, LLC	51	2014

Richard S. Press Retired Senior Vice President Wellington Management	84	2014

Chair

Member

2023 Proxy Statement

Proxy Summary

Governance Highlights

Annual election of directors	Independent directors meet in executive session without management present

100% independent Board committees	Strong Board oversight of risk management process

5 out of our 7 Board nominees are independent	Policies prohibiting hedging and pledging of shares by executive officers and directors

Directors elected by majority vote	Proxy access allows stockholders to nominate directors and have nominees included in the proxy statement

Director resignation policy for all directors in uncontested elections	Addition of sustainability responsibilities to Governance committee

Regular stockholder engagement	Robust stock ownership guidelines applicable to directors and executive officers

2023 Proxy Statement

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Seven individuals have been nominated to serve as our directors for the ensuing year and until their successors shall have been duly elected and qualified. All nominees are presently directors.

The persons named as proxies in the accompanying proxy card have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals identified as nominees below. We do not contemplate that any nominee named below will be unable or will decline to serve. However, if any nominee is unable to serve or declines to serve, the persons named in the accompanying proxy card may vote for another person, or persons, in their discretion, unless our Board chooses to reduce the number of directors serving on the Board of Directors (the “Board”).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BELOW DIRECTOR NOMINEES.

Our Board and Our Director Nominees

Our Amended and Restated Bylaws allow our Board to set the size of the board and our Board has set the size of the board to be 7 directors. For the size and scope of our business and operations, our Board believes a board of approximately this size is appropriate as it is small enough to allow for effective communication among the members but large enough to bring a diverse set of perspectives and experiences to our board room.

Any nominee who does not receive a majority vote in an election that is not a contested election is expected to promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote. Considering such factors as it deems relevant, the Governance & Sustainability Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. Considering the Governance & Sustainability Committee’s recommendation and such other factors as it deems relevant, the Board shall, exercising its business judgment, determine whether to accept or reject the resignation, or whether other action should be taken. Within 90 days from the date of the certification of the stockholder vote, we will promptly publicly disclose the Board’s decision and process (including, if applicable, the reasons for rejecting the tendered resignation) in a Form 8-K filed with the SEC.

If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified, or his or her earlier resignation, removal, or inability to serve for any reason. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or decrease the number of directors comprising the Board in accordance with our Bylaws.

We believe that each of our nominees possesses the experience, skills, characteristics and qualities to fully perform his or her duties as a director and to contribute to our success. In addition, each of our nominees is being nominated because they each possess the highest standards of personal integrity, are accomplished in their field, have an understanding of the interests and issues that are important to our stockholders, and are able to dedicate sufficient time to fulfilling their obligations as a director. Our nominees as a group complement each other and each other’s respective experiences, skills, characteristics and qualities. For an additional discussion of the nomination process, see “Nominee Qualifications and the Nomination Process” beginning on page 9 of this proxy statement.

2023 Proxy Statement

Proposal 1 – Election of Directors

The following sets forth certain information with respect to each nominee standing for re-election to the Board. The biographies of each of the nominees and directors contain information regarding the individual’s service as a director, business experience, and the qualifications, characteristics or skills that led to the conclusion that the individual should serve as our director.

DAVID EINHORN Chairman AGE: 54 DIRECTOR SINCE: 2006

BACKGROUND:

Mr. Einhorn has served as one of our directors since May 2006. Mr. Einhorn has co-founded, and has served as the President of Greenlight Capital, Inc., since January 1996. Funds managed by Greenlight are some of our principal stockholders. Mr. Einhorn serves as Chairman of Greenlight Capital Re, Ltd., a public reinsurance holding company (Nasdaq: GLRE). Mr. Einhorn received a Bachelor of Arts degree in Government from Cornell University.

Skills & Qualifications:

Mr. Einhorn, our Co-Founder, brings to the Board crucial investment expertise and business experience.

JAMES R. BRICKMAN Chief Executive Officer & Director AGE: 71 DIRECTOR SINCE: 2014

BACKGROUND:

Mr. Brickman has served as one of our directors since October 2014. Previously, Mr. Brickman was the founding manager and advisor of each of JBGL Capital LP since 2008 and JBGL Builder Finance LLC since 2010 (collectively “JBGL”) and is our Chief Executive Officer. Prior to forming JBGL in 2008, Mr. Brickman was a manager of various joint ventures and limited partnerships that developed/built low and high-rise office buildings, multifamily and condominium homes and single family homes, entitled land, and supervised a property management company. He previously also served as Chairman and Chief Executive Officer of Princeton Homes Ltd. and Princeton Realty Corporation that developed land, constructed single family custom homes and managed apartments it built. Mr. Brickman has over 40 years’ experience in nearly all phases of real estate construction, development and real estate finance property management. He received a B.B.A. and M.B.A. from Southern Methodist University

Skills & Qualifications:

Mr. Brickman, our Co-Founder, brings to the Board substantial experience in residential land development, the homebuilding industry and management, as well as intimate knowledge of Green Brick’s business and operations.

2023 Proxy Statement

Proposal 1 – Election of Directors

ELIZABETH K. BLAKE INDEPENDENT AGE: 71 DIRECTOR SINCE: 2007 COMMITTEES: • Compensation • Governance & Sustainability (Chair)

BACKGROUND:

Ms. Blake has served as one of our directors since September 2007. Before retiring, Ms. Blake served as Senior Vice President — Advocacy, Government Affairs & General Counsel of Habitat for Humanity International Inc. from 2006 to 2014. Ms. Blake served on the board of directors of Patina Oil & Gas Corporation from 1998 through its sale to Noble Energy in 2005. From March 2003 to 2005, Ms. Blake was the Executive Vice President — Corporate Affairs, General Counsel and Corporate Secretary for US Airways Group, Inc. From April 2002 through December 2002, Ms. Blake served as Senior Vice President and General Counsel of Trizec Properties, Inc., a public real estate investment trust. Ms. Blake served as Vice President and General Counsel of General Electric Power Systems from 1998 to 2002. From 1996 to 1998, Ms. Blake served as Vice President and Chief of Staff of Cinergy Corp. From 1982 to 1984, she was an associate with Frost & Jacobs, a law firm in Cincinnati, Ohio, and a partner from 1984 to 1996. From 1977 to 1982, she was with the law firm of Davis Polk & Wardwell in New York. Ms. Blake received a Bachelor of Arts degree with honors from Smith College and her Juris Doctor from Columbia Law School, where she was a Harlan Fiske Stone Scholar. Ms. Blake was awarded an Honorary Doctorate of Technical Letters by Cincinnati Technical College and an Honorary Doctorate of Letters from the College of Mt. St. Joseph. She is past Chair of the Ohio Board of Regents.

Skills & Qualifications:

Ms. Blake brings to the Board extensive executive leadership, corporate governance expertise, and risk management knowledge through her experience as a director and executive of public, private, and non-profit corporations as well as her knowledge of the homebuilding industry.

HARRY BRANDLER INDEPENDENT AGE: 51 DIRECTOR SINCE: 2014 COMMITTEES: • Governance & Sustainability

BACKGROUND:

Mr. Brandler has served as one of our directors since October 2014. Before retiring, Mr. Brandler served as the Chief Financial Officer of Greenlight Capital, Inc. from December 2001 to January 2019. Prior to joining Greenlight Capital, Inc., from 2000 to 2001, Mr. Brandler served as Chief Financial Officer of Wheatley Partners, a venture capital firm, where he oversaw the firm’s back-office operations and restructured the firm’s marketing, client relations and technology. From 1996 to 2000, Mr. Brandler served as a Manager at Goldstein, Golub & Kessler, where he provided audit, tax and consulting services to investment partnerships and other financial organizations and where he was promoted to Manager in January 1999. Mr. Brandler received a B.S. in Accounting from New York University in 1993. Mr. Brandler was admitted as a Certified Public Accountant in New York in 1996.

Skills & Qualifications:

Mr. Brandler brings to the Board a unique understanding of our strategies and operations through nine years of service as a member of the Board and 23 years of finance, accounting and management experience.

2023 Proxy Statement

Proposal 1 – Election of Directors

LILA MANASSA MURPHY AGE: 51 DIRECTOR SINCE: 2022 COMMITTEES: • Audit

BACKGROUND:

Ms. Manassa Murphy has served as one of our directors since April 2022. Since May 2021, Ms. Lila Manassa Murphy has served as EVP and Chief Financial Officer of Dundee Corporation, a public Canadian independent holding company listed on the Toronto Stock Exchange, which is focused on holding and managing investments in the energy, natural resources, agriculture and real estate industries. Ms. Manassa Murphy previously served on the board and audit committee of Dundee Corporation, from August 2018 to March 2021. Ms. Manassa Murphy founded Intrinsic Value Partners, LLC in 2018, a provider of consulting services to asset management firms and family offices. Previously, she was Vice President and Portfolio Manager at Federated Hermes, Inc., a Fortune 500, ESG focused investment firm. Prior to that, Ms. Manassa Murphy worked as an Analyst at David W. Tice & Associates Inc. with a dedicated focus on natural resources investing. She has more than 25 years of diverse investment management experience. She sits on the board and finance committee of Sustainable Development Strategies Group, a US-based independent non-profit research institute advancing best practices for sustainable management of natural resources. Ms. Manassa Murphy currently serves as a director of Gold Resource Corporation, a NYSE listed company, and sits on its Audit Committee, its Safety, Sustainability & Technical Committee and chairs its Nominating and Governance Committee. Ms. Manassa Murphy is a member of the Latino Corporate Directors Association.

Skills & Qualifications:

Ms. Manassa Murphy brings to the Board experience and skills developed as a capital markets’ executive officer and Chief Financial Officer focused on real estate finance, while her work as a public company director provides her with a strong background in matters related to sustainability, finance, accounting, and risk assessment.

KATHLEEN OLSEN INDEPENDENT AGE: 51 DIRECTOR SINCE: 2014 COMMITTEES: • Audit (Chair) • Compensation • Governance & Sustainability

BACKGROUND:

Ms. Olsen has served as one of our directors since October 2014. Since 2011, Ms. Olsen has been a private investor. From 1999 through 2011, Ms. Olsen served as Chief Financial Officer of Eminence Capital, LLC, a long/short global equity fund. From 1993 to 1999, Ms. Olsen served as audit manager, specializing in investment partnerships, at Anchin, Block & Anchin LLP, a public accounting firm located in New York City. Since 2021, Ms. Olsen has been an adjunct professor at Fordham Gabelli School of Business. Ms. Olsen received a Bachelor of Science degree with honors from the State University of New York at Albany. Ms. Olsen is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants.

Skills & Qualifications:

Ms. Olsen brings to the Board an extensive knowledge of accounting, audit, and finance in addition to broad executive leadership experience.

2023 Proxy Statement

Proposal 1 – Election of Directors

RICHARD S. PRESS LEAD INDEPENDENT DIRECTOR AGE: 84 DIRECTOR SINCE: 2014 COMMITTEES: • Audit • Compensation (Chair) • Insurance (Chair)

BACKGROUND:

Mr. Press has served as one of our directors since October 2014. Before retiring, Mr. Press was a Senior Vice President at Wellington Management from 1994 to 2006, where he started and built the firm’s insurance asset management practice. Prior to that, Mr. Press was a Senior Vice President of Stein Roe & Farnham from 1982 to 1994 and Scudder Stevens and Clark from 1964 to 1982. Mr. Press sat on various committees of the Controlled Risk Insurance Company of The Harvard Risk Management Foundation from 2006 to 2017. Previously, Mr. Press was Chairman of the Board of Anaesthesia Associates of Massachusetts, and served as a board member and chairman of each of Transatlantic Holdings (NYSE: TRH) from August 2006 to March 2012 and Pomeroy IT Solutions (NASDAQ: PMRY) from July 2007 to November 2009. He served as a board member of the Housing Authority Insurance Group from 2008 to 2015. He was a founding member of the Board of Governors and the Advisory Board of the National Pediatric Multiple Sclerosis Center, Stony Brook University and Medical School, New York (2001 – 2013). He is currently a director of Millwall Holdings PLC and Millwall Football Club. Mr. Press earned a B.A. from Brown University in 1960, and after serving in the US Army, he received his M.B.A. from Harvard Business School in 1964.

Skills & Qualifications:

Mr. Press brings to the Board an extensive background in finance, insurance and risk management, as well as public company board and committee experience.

Director Nomination Process

Nominee Qualifications and the Nomination Process

The Governance & Sustainability Committee believes that the Board should collectively possess a broad range of skills, knowledge, business experience and diversity of backgrounds that provides effective oversight of our business. The Board’s objective is to maintain a diverse membership that can best further the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and perspectives. The Governance & Sustainability Committee periodically assesses the characteristics, skills, background and expertise of the Board as a whole and its individual members to assess those traits against the developing needs of the Board and Green Brick. This assessment enables the Governance & Sustainability Committee to update the skills, characteristics and experience it seeks in the Board, as a whole and in individual directors, as our needs evolve over time. As a result of such periodic assessment, the Governance & Sustainability Committee evaluates current directors and potential director nominees and will recommend any changes to Board size or composition that it believes are necessary to create a balanced and effective Board. Green Brick is committed to seeking diversity and balance among directors of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise.

To the extent that the Governance & Sustainability Committee believes that specific skills, characteristics or experience needs to be added to the Board, the committee initiates a search for a Board nominee, seeking input from board members and senior management. In addition, the Governance & Sustainability Committee has the authority to retain professional search firms to identify director candidates if deemed necessary or appropriate.

2023 Proxy Statement

Proposal 1 – Election of Directors

As a result of this annual review, the Governance & Sustainability Committee has approved the following matrix of skills and experiences that it believes would be beneficial to have represented on our Board based on our current operating requirements, business strategy, and the long-term interests of our stockholders. The matrix also sets forth each of our directors and the skills that they bring to the Board (additional details are set forth in their individual biographies beginning on page 6 of this proxy statement):

SKILLS AND QUALIFICATIONS	DAVID EINHORN	JAMES R. BRICKMAN	ELIZABETH K. BLAKE	HARRY BRANDLER	LILA MANASSA MURPHY	KATHLEEN OLSEN	RICHARD S. PRESS

INDUSTRY EXPERIENCE

Experience in homebuilding, land development, real estate brokerage and sales and financing and banking in the real estate industry or in analyzing or consulting in these key areas enables our Board to understand key operational aspects of our homebuilding business and provide important perspective from their relevant expertise.

EXECUTIVE LEADERSHIP Experience in positions that require strategic vision, leadership and decision making enables our Board to provide sound business judgment, leadership and strategic vision.

ACCOUNTING/FINANCE/
CAPITAL MARKETS

Experience in accounting, finance or capital markets enables our Board to provide insight and guidance on financial reporting, internal controls and our capital structure and to evaluate our investment and capital raising and allocation strategies.

LEGAL/REGULATORY/
CORPORATE GOVERNANCE

Experience in legal, regulatory and corporate governance provides our Board an understanding of the regulatory environment in which we operate, especially with our new captive insurance company and assists in the evaluation of risk.

RISK MANAGEMENT Experience in in overseeing risk management matters strengthens the Board’s oversight of the risks facing Green Brick.

PUBLIC COMPANY DIRECTORSHIP

Experience advising or serving on other public company boards enables our Board to have a solid background and the knowledge necessary to understand its oversight and governance roles.

2023 Proxy Statement

Proposal 1 – Election of Directors

Stockholder Nominations of Director Candidates

Our Governance & Sustainability Committee welcomes candidates recommended by stockholders and, assuming a submission is in proper form as provided under our Bylaws, it will apply the same standards described above to the evaluation of a stockholder nominee as it applies to all nominees, including those recommended by current directors, employees and others.

Our Bylaws permit an eligible stockholder or group of eligible stockholders of any size to nominate up to 25% of our board of directors for inclusion in our proxy statement if they have continuously owned at least 3% of our common stock for a minimum of three years. However, candidates who were previously nominated by stockholders for any of the two most recent annual meetings and who received less than 25% of the total votes cast at any of those annual meetings are not eligible to be nominated utilizing the proxy access provisions. Stockholders who wish to nominate directors for inclusion in our proxy statement or directly at an annual meeting, in accordance with the procedures in our Bylaws, should follow the instructions under “Stockholder Proposals and Director Nominations” in this proxy statement.

In considering any candidate proposed by a stockholder, the Governance & Sustainability Committee will reach a conclusion based on the Board’s established criteria. The Governance & Sustainability Committee may seek additional information regarding the candidate. After full consideration, the stockholder proponent will be notified of the decision of the Governance & Sustainability Committee. A stockholder who wishes to nominate a person for the election of directors must ensure that the nomination complies with our Bylaw provisions on making stockholder nominations at an annual meeting of stockholders.

2023 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are amended from time to time to incorporate certain current best practices in corporate governance. The Corporate Governance Guidelines describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Guidelines include, among other things:

•	the role of the lead director;
•	director independence;
•	director responsibilities, qualifications, functions and tenure;
•	committees of the Board;
•	director orientation and continuing education;
•	management development and succession planning;
•	stockholder and other interested parties’ communications with the Board;
•	director compensation; and
•	annual Board and committee self-evaluations.

Our Corporate Governance Guidelines are available on our website at investors.greenbrickpartners.com by clicking on ESG and then Governance Documents.

Board Committees

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance & Sustainability Committee. Each of the Board’s standing committees operates under a written charter adopted by our Board that addresses the purpose, duties and responsibilities of the committee. Each standing committee reviews its charter at least annually and recommends charter changes to the Board as appropriate. During 2022, each of the Audit Committee, Compensation Committee, and Governance & Sustainability Committee revised its charter. A current copy of each standing committee charter can be found on our website at investors.greenbrickpartners.com by clicking on ESG and then Governance Documents.

In addition to our standing committees, the Board has created an Insurance Committee whose responsibility is to oversee the creation and operation of Green Brick Partners, Inc.’s captive insurance subsidiary.

The table below sets forth the current directors appointed to each of the committees:

Independent Director	Audit Committee	Compensation Committee	Governance and Sustainability Committee	Insurance Committee
Elizabeth K. Blake		Member	Chair
Harry Brandler			Member
Lila Manassa Murphy	Member
Kathleen Olsen	Chair	Member	Member
Richard S. Press	Member	Chair		Chair

2023 Proxy Statement

Corporate Governance

AUDIT COMMITTEE
Members: Kathleen Olsen (Chair) Richard S. Press Lila Manassa Murphy Meetings in 2022: 5

Responsibilities

The Audit Committee’s responsibilities include:

•  assist Board oversight of the accounting and financial reporting processes of Green Brick, the integrity of the financial statements, and the audits of the financial statements of Green Brick;

•  assist the Board oversight of the Company’s compliance with legal and regulatory requirements, including reviewing and overseeing the Company’s information and technology risks, including cybersecurity;

•  oversee the assessment of financial risk and financial risk management programs;

•  evaluate the independence, qualifications, and performance of the independent auditors;

•  engage and oversee the independent auditors;

•  oversee the integrity and adequacy of internal controls and the quality and adequacy of disclosures to stockholders;

•  oversee the performance of Green Brick’s internal audit function; and

•  perform all other duties required under the Charter, assigned by the Board or required by regulation or law.

Independence and Financial Expertise

The Board reviewed the background, experience and independence of the Audit Committee members and based on this review; the Board determined that each member of the Audit Committee:

•  meets the New York Stock Exchange (“NYSE”) listing standards and SEC requirements for independence with respect to audit committee members; and

•  is financially literate, knowledgeable and qualified to review financial statements.

Ms. Olsen and Ms. Manassa Murphy have been determined to be “audit committee financial experts” as such term is defined in the rules and regulations of the SEC.

The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies. None of the members of our Audit Committee currently serve on the audit committees of more than two other public companies.

2023 Proxy Statement

Corporate Governance

COMPENSATION COMMITTEE
Members: Richard S. Press (Chair) Kathleen Olsen Elizabeth K. Blake Meetings in 2022: 5

Responsibilities

The Compensation Committee’s responsibilities include:

•  discharge the responsibilities of the Board relating to the compensation of Green Brick’s Chief Executive Officer and other executive officers;

•  review and approve corporate goals and objectives relevant to the compensation of Green Brick’s Chief Executive Officer and other executive officers;

•  oversee the administration of Green Brick’s compensation plans, including any incentive compensation and equity-based plans;

•  assist the Board in establishing and administering fair and equitable compensation policies and practices designed to enhance Company performance, retain key employees and align the interests of executive officers and other employees with the interests of the stockholders;

•  recommend to the Board compensation for directors;

•  oversee the competency, qualifications and performance of executive officers;

•  review, assess and make reports and recommendations to the Board as appropriate on succession planning with respect to the executive officers;

•  produce a report on executive compensation each year for inclusion in the proxy statement; and

•  perform all other duties required under the Charter, assigned by the Board or required by regulation or law.

Independence

The Board reviewed the background, experience and independence of the Compensation Committee members and based on this review, the Board determined that each member of the Compensation Committee is independent and a non-employee pursuant to:

•  NYSE listing standards; and

•  Rule 16b-3 of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee were a former officer of the Company or was at any time during 2022 an officer or employee of our Company. None of our executive officers serve as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Role of Compensation Consultants and Advisors.

Pursuant to its charter, the Compensation Committee has the authority, in its sole discretion, to engage the services of compensation consultants, legal counsel or other advisors as necessary and appropriate to assist the Compensation Committee in fulfilling its duties and responsibilities. For 2022, the Compensation Committee selected and retained Pearl Meyer, an independent compensation consulting firm.

2023 Proxy Statement

Corporate Governance

Pearl Meyer assisted with structuring the 2022 compensation program for our named executive officers (“NEO compensation program”). Pearl Meyer provided the Compensation Committee with an NEO compensation and peer benchmarking report and made recommendations regarding the structure of our NEO compensation program based on such report.

Pearl Meyer also assisted in benchmarking the Company’s non-employee director compensation against the Company’s then-current peer group, and worked directly with the Compensation Committee to prepare a proposal for the 2023 compensation of the non-employee directors. Pearl Meyer did not provide additional services to the Company or its affiliates.

The Compensation Committee reviewed the independence of Pearl Meyer in light of the NYSE listing standards and the SEC rules and regulations and determined that the work provided by Pearl Meyer during 2022 did not raise any conflicts of interest and that Pearl Meyer was independent.

Delegation of Authority

The Compensation Committee may delegate to Green Brick’s management the authority to administer incentive compensation and benefit plans provided for employees as it deems appropriate and to the extent permitted by applicable laws, rules, regulations and NYSE Listing Standards.

GOVERNANCE & SUSTAINABILITY COMMITTEE
Members: Elizabeth K. Blake (Chair) Harry Brandler Kathleen Olsen Meetings in 2022: 5

Responsibilities

The Governance & Sustainability Committee’s responsibilities include:

•  identify, review the qualifications of, and recommend candidates for Board membership, consistent with criteria set forth in the charter;

•  determine the composition of the Board and its committees;

•  develop corporate governance guidelines for Green Brick and oversee compliance with them;

•  monitor Board and management effectiveness;

•  assist the Board in overseeing and monitoring Green Brick’s development and integration of material corporate governance, social and environmental strategies; and

•  perform all other duties required under the Charter, assigned by the Board, or required by regulation or law.

Independence

The Board reviewed the background, experience and independence of the Governance & Sustainability Committee members and based on this review, the Board determined that each member of the Governance & Sustainability Committee meets the independence requirements of the NYSE’s listing standards.

2023 Proxy Statement

Corporate Governance

Committee Rotation Following the 2023 Annual Meeting

In order to bring a fresh perspective to each committee, the Governance & Sustainability Committee recommended that the Board approve a rotation of committee chairs and/or members, and in April 2023, the Board approved such rotation. Following their respective re-election at the 2023 Annual Meeting, each of (1) Mses. Manassa Murphy and Olsen and Mr. Press will be appointed to the Audit Committee with Ms. Manassa Murphy serving as the chair, (2) Mr. Brandler and Mses. Manassa Murphy and Blake will be appointed to the Compensation Committee with Mr. Brandler serving as the chair, and (3) Messrs. Brandler and Press and Mses. Blake and Olsen will be appointed to the Governance & Sustainability Committee with Mr. Press serving as the chair.

Board Leadership Structure

The positions of Chairman and CEO are held by two different individuals. David Einhorn serves as Green Brick’s Chairman and James R. Brickman serves as Green Brick’s CEO. Separating these positions allows our CEO to focus on our day-to-day business and operations, while allowing our Chairman to lead the Board in its fundamental role of providing advice to and oversight of management. The Chairman provides leadership to our Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairman sets the board agendas, in consultation with our CEO and the other officers and directors, facilitates communications among and information flow to directors, has the power to call special meetings of our Board and stockholders, and presides at meetings of our Board and stockholders. The Chairman also advises and counsels our CEO and other officers. Pursuant to our Corporate Governance Guidelines, the non-employee directors and independent directors meet in executive session, without management present, at each of the regularly scheduled meetings of the Board, and at such other times as may be determined by a majority of the independent directors. In addition, at least once a year, only independent, non-employee directors shall meet in executive session. A lead director, elected from time to time, may serve as the presiding director for all such meetings of the independent directors and at all meetings at which the Chairman is not present. If there is a lead director and the lead director is not present at any such meeting, the other independent directors will select a presiding director for that meeting.

Meetings

During 2022, the Board met 5 times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each of the Board committees on which he or she served. Director attendance is not required at annual meetings of stockholders. One member of the Board attended the 2022 Annual Meeting of Stockholders.

All of our independent directors meet in executive session (without management present) during each quarterly scheduled Board meeting and at other times as they may deem necessary. Mr. Brandler presided over all executive sessions held in 2022.

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors meet the standards for independence required by the NYSE listing standards. In addition, members of our Audit Committee must meet the independence standards for audit committee members adopted by the SEC. Members of the Audit Committee must also have no relationship with us that interferes with their exercise of independent judgment. Members of our Compensation Committee must meet the definition of “non-employee director” contained in Rule 16b-3 of the Exchange Act, and meet the independence requirements under the NYSE listing standards.

2023 Proxy Statement

Corporate Governance

Our Board makes a formal determination each year as to which of our directors and director nominees are independent. The Board has determined that the following directors or director nominees are independent within the meaning of the NYSE Listing Standards: Harry Brandler, Elizabeth K. Blake, Lila Manassa Murphy, Kathleen Olsen and Richard S. Press. In making its determination regarding the independence of Mr. Brandler, Ms. Olsen and Mr. Press, the Board considered that each of these individuals has invested in limited partnership interests in funds managed by Greenlight Capital, Inc. or its affiliates. We refer to these funds as the “Greenlight Funds.” However, because none of these investments are material, none of the directors have any rights with respect to the management of the Greenlight Funds, and none of the directors has received any compensation from the Greenlight Funds, the Board has determined that such interests would not interfere with the exercise of independent judgment in carrying out the responsibilities of such directors.

Board and Committee Self-Evaluations

Each year, our Board and its committees conduct self-evaluations to ensure they are performing effectively and to identify opportunities to improve overall Board, individual, and committee performance. The Governance & Sustainability Committee annually reviews the format and scope of our Board’s evaluation process considering general corporate governance developments and best practices and recommends changes it believes are appropriate. Once the format and content of the evaluation is approved, a Board and committee self-assessment is conducted under the oversight of the Governance & Sustainability Committee. The feedback received from the evaluations is discussed during a review session led by the Governance & Sustainability Committee and the individual committees, as appropriate.

Stock Ownership Guidelines

We recognize the importance of aligning our directors’ and management’s interests with those of our stockholders. As a result, the Board has established stock ownership guidelines for all of our directors and officers. Under these guidelines, directors and executive officers are expected to accumulate over a designated period, shares of common stock having a fair market value equal to the multiple of their annual cash retainer, in the case of directors, or base salary, in the case of executive officers, as shown in the table below.

Name	Required Multiple
Chief Executive Officer	3x
All Other NEOs	2x
Directors	5x

For purposes of calculating the stock ownership, we include all shares owned directly or indirectly, either because the individual has an economic interest in the shares or because the individual has the right to vote such shares, including (i) shares held by immediate family members residing in the individual’s household, (ii) shares beneficially owned in a trust or family limited partnership or similar estate planning vehicle, by immediate family members residing in the individual’s household, and (iii) any other shares that are beneficially owned that would be reportable for purposes of the stock ownership table in the Company’s proxy statement (excluding shares subject to a right to acquire such as unvested options, unvested restricted stock units or other unvested or unearned derivatives) or on Table 1 of Forms 3, 4 or 5 (as then promulgated pursuant to Section 16 of the Exchange Act). An executive or a director has five years to

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comply with our stock ownership guidelines. Until an executive or a director meets his or her required ownership, such executive or director shall retain one hundred percent (100%) of all net shares received from the settlement of restricted stock or restricted stock units under a Company incentive plan.

Risk Management

Board’s Role in Risk Oversight

BOARD OF DIRECTORS

Our Board is actively involved in the oversight and management of risks that could affect Green Brick. Management, in consultation with the Board, identifies areas of risk that particularly affect us. Senior members of our management team report to the Board on each of those areas of risk on a rotating basis at the regularly-scheduled quarterly Board meetings. The areas of risk reported to the Board change from time to time based on business conditions. Currently, the risk areas reported on to our Board on a regular basis relate to housing inventory and land supply, material and labor availability and costs, construction quality and warranty, our captive insurance company and other financial services business, human resources, legal (including regulatory and compliance issues), information technology (including cybersecurity), taxation and strategic investments.

Our Board also asks for and receives reports on other risks that affect the Company after review of business presentations made during regular Board meetings. In addition, one of the responsibilities of the Audit Committee is to discuss and review policies with respect to risk assessment and risk management, including guidelines and policies governing risk assessment and risk management processes.

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AUDIT	COMPENSATION	GOVERNANCE & SUSTAINABILITY	INSURANCE

Oversees Risks related to:

•  Financial statements and financial reporting

•  Accounting and internal controls

•  Taxes and regulatory compliance

•  Internal ethics and compliance Programs

•  Information security and cybersecurity

	Oversees Risks related to: • Compensation policies and practices • Talent development and retention • Management succession planning • Human Capital management, including diversity and inclusion	Oversees Risks related to: • Corporate governance policies, including related party transactions • Environmental and sustainability policies • Public policy and corporate responsibility	Oversees Risks related to: • Regulatory compliance, insurance strategy and structure, and investment policies and decisions of Green Brick’s captive insurance company

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SENIOR MANAGEMENT

Our senior management is responsible for assessing and managing Green Brick’s various exposures to risk on a daily basis, including the identification and management of risks through Green Brick’s robust enterprise risk management (“ERM”) process. Our ERM process provides us with a common framework to ensure consistency in identification, reporting and management of key risks.

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Corporate Governance

Board Oversight of Strategy. One of the Board’s primary responsibilities is overseeing management’s establishment and execution of the Company’s strategy and the associated risks. The full Board oversees strategy and strategic risk through robust and constructive engagement with management, taking into consideration our key priorities, global trends impacting our business, regulatory developments, and disruptors in our businesses. The Board’s oversight of our strategy primarily occurs through deep-dive annual reviews of the Company’s long-term strategic plans. During these reviews, management provides the Board with its view of the key commercial and strategic risks faced by the Company, and the Board provides management with feedback on whether management has identified the key risks and is taking appropriate actions to mitigate risk. In addition to the annual deep-dive strategic review, because the Company’s strategic initiatives are subject to rapidly evolving business dynamics, the Board regularly receives updates on key strategic initiatives throughout the year to ensure progress is being made against goals, understand where adjustments or refinements to strategy may be appropriate and stay current on issues impacting the business.

Cybersecurity & Information Security Risk Management. Cybersecurity is an integral part of our overall ERM program. The Audit Committee oversees our cybersecurity and other information technology risks, controls, strategies and procedures. In addition, the Audit Committee periodically evaluates our information security strategies to ensure its effectiveness and, if appropriate, may also include a review from third-party experts. Our Vice President of IT reports to the Audit Committee as part of every regularly scheduled meeting of the Audit Committee (or more frequently, as needed) regarding technological risk exposure and cybersecurity risk management strategy. In addition, our Board also may review and assess cybersecurity risks as part of its responsibilities for oversight of our broad ERM program.

Our information security management systems are comprehensive and designed to drive our cybersecurity program. Our IT policies, procedures, controls, and risk assessments are based on the Center for Internet Security Cybersecurity Framework. The core functions of our framework aim to identify opportunities for improvement and risk mitigation. Key elements of our information security management systems include, among others:

•	Annual penetration testing
•	Adoption of an incident response plan
•	Employee email phishing campaigns
•	Email security monitoring
•	Realtime vulnerability scanning and intrusion detection
•	Employee cyber security awareness program
•	Real-time (offsite) backups of production systems
•	Regular audits & progress reports
•	Continuous improvement of the information security management system

We maintain a cyber incident response plan to timely, consistently, and compliantly address cybersecurity threats that may occur despite our safeguards. The response plan covers preparation, detection and analysis, containment and investigation, notification (which may include timely notice to our Board if deemed material or appropriate), eradication and recovery, and incident closure and post-incident analysis. We retain a third-party cyber security firm to leverage in the event of a cyber security incident. Our response planning is reviewed annually and kept up to date. The scope of this plan is enterprise-wide and includes our business units and subsidiaries. We work with third-party industry experts to conduct regular vulnerability assessments and penetration testing.

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Corporate Governance

Additional Corporate Governance Policies

Code of Business Conduct and Ethics. All of our employees, officers (including our principal executive, financial and accounting officers) and directors are held accountable for adherence to our Code of Business Conduct and Ethics (“Code of Conduct”). Our Code of Conduct is designed to help us meet our responsibility of conducting our business in compliance with laws and good ethical practice. Our Code of Conduct is available on our website at investors.greenbrickpartners.com by clicking on ESG and then Governance Documents. Any waivers of, or amendments to, our Code of Conduct will be posted on our website and reported as required by the SEC.

Vendor Code of Conduct. We have adopted a Vendor Code of Conduct outlining our standards and expectations of our suppliers and other business partners, which can also be found at investors.greenbrickpartners.com by clicking on ESG and then Governance Documents. The Vendor Code of Conduct outlines our expectation that our business partners, suppliers, vendors, and contractors demonstrate the highest standards of business conduct, integrity and adherence to the law. We also expect our vendors to follow best industry practices so that our homes are built in a manner that meets or exceeds the expectations of Green Brick and our customers. The Vendor Code of Conduct provides specific guidance regarding vendor’s responsibility to comply with all applicable laws and regulations and to have policies ensuring such compliance, their duty to escalate concerns, handle information properly and maintain accurate records, address potential conflicts of interest, and operate responsibly and in compliance with all anti-corruption, environmental, health and safety, social and human rights, child-labor, anti-slavery and other relevant laws.

Related Person Transaction Approval Policy. Green Brick has adopted a written policy for the review, approval and ratification of transactions with related persons. The policy covers related party transactions between us and any of our officers and directors or their respective affiliates, director nominees, 5% or greater security holders or family members of any of the foregoing. Related party transactions covered by this policy are reviewed by our Governance & Sustainability Committee to determine whether the transaction is in our best interests and the best interests of our stockholders. As a result, approval of related party business will be denied if, among other factors, it is determined that the proposed transaction is not fair and reasonable and on terms no less favorable to Green Brick than could be obtained in a comparable arms-length transaction with an unrelated third party. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. All related person transactions will be disclosed in our applicable SEC filings as required under SEC rules.

Transactions with Related Persons. During 2022, Green Brick held a 90% membership interest and a 90% voting interest in CLH20, LLC (“CLH20”), the owner of Centre Living Homes, LLC (“Centre Living”), a builder that focuses on single family residences and townhomes in the Dallas metroplex market. The remaining 10% of membership and voting interests in CLH20 is held by Trevor Brickman, President of Centre Living and son of our CEO, James R. Brickman.

Insider Trading, Anti-Pledging Policy and Anti-Hedging Policy. Our Insider Trading Policy prohibits all directors, officers and employees from engaging in transactions in our common stock while in possession of material non-public information and restricts directors, officers and other “designated insiders” from engaging in most transactions involving our common stock during periods, for which we have determined those individuals are most likely to be aware of material, non-public information. Our Insider Trading Policy also prohibits any officer or director from entering into any transaction that has the effect of hedging or locking in the value of his or her stock holdings, such as zero-cost collars and

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Corporate Governance

forward sale contracts. Additionally, our Insider Trading Policy prohibits any officer, director or employee from, directly or indirectly, engaging in “short sales” of our common stock.

Our Insider Trading Policy prohibits pledging of our common stock as collateral for loans. In limited circumstances, however, the Board may approve an exception to this prohibition to an entity having 10% or more beneficial ownership of our common stock where the entity is able to clearly demonstrate the financial ability to repay the loan without resorting to the pledged securities. Our majority stockholder is a family of investment entities which holds certain portfolio securities in margin accounts as part of its portfolio management. Our Board evaluated the ability of our majority stockholder to repay any leverage related to the margin accounts. Mr. Einhorn does not pledge any of the shares that are held by him individually.

Sustainability and Corporate Responsibility

Management and Board Oversight

As we have progressed in our approach to sustainability and corporate responsibility, our governance and oversight structure has also evolved. The Governance & Sustainability Committee has been assigned by the Board to provide oversight of our policies and programs related to corporate governance, environmental and social matters. This committee is also responsible for reviewing with management strategies, policies, programs, and practices relating to sustainability strategy and performance, including material environmental, social, and governance trends and related long and short-term Company impacts, as well as Green Brick’s public reporting on these topics in furtherance of Green Brick’s business, strategy, values, and purpose and provide recommendations to the Board as appropriate.

Commitments to Sustainability

As one of the fastest growing public companies in the country, we take very seriously our responsibility to grow in a sustainable way that minimizes our impact on the environment.

Responsible Land Development

From site selection to design and development, our land strategy is rooted in responsibility. We conduct rigorous environmental impact studies and develop each neighborhood with sustainability in mind. This includes implementing stormwater management measures, earthwork strategies to minimize slope and soil disturbance, and making all efforts to rehome wildlife and protect the natural landscape.

Sustainable Homeownership

We strive to continuously improve the energy performance of our homes as we believe it is the most significant way that we can contribute to reducing carbon emissions. In 2022, we made significant progress in having many of our homes being designated as Energy Star® Certified, which means the home has met the energy efficiency requirements for this designation as set forth by the U.S. Environmental Protection Agency. We believe doing so will empower our purchasing and construction teams with the knowledge required to exceed expectations. In 2023, we intend to continue expanding on this commitment and growing our library of Energy Star® Certified homes.

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Many of our homebuilders partner with some of the most reputable manufacturers of cutting-edge, energy-efficient products to give our homebuyers a quality home that will not only stand the test of time, but deliver significant savings for years to come. For example, we are pleased to note that almost all of our homes now utilize LED lighting, which uses approximately 75% less energy and lasts up to 25 times longer than incandescent lighting.

Other areas of sustainable building practices we have focused on this past year include a streamlined construction approach utilized prefabricated trusses and pre-cut lumber, high-efficiency construction using spray foam insulation, low flow fixtures, and double pane insulated windows, and providing Energy Star® rated appliances in our homes.

Waste and Water Reduction

In 2022, we continued to implement strategies that would increase our operational efficiencies and minimize waste and our impact on the environment. We also install tankless water heaters in many of our homes, which are typically 20-30% more efficient than traditional 50-gallon water heater tanks. Our teams are consistently challenged to optimize our plan library and identify the most efficient ways to build our homes.

Our People

Our commitment to attracting and retaining the top talent across all departments begins and ends with creating a work environment that fosters inclusivity and empowers each of our team members to reach their full potential. A robust system of programs aimed at ensuring the health, well-being, and personal and professional development of our team coupled with community engagement and philanthropy ensures that we remain focused on what matters most – our employees and serving the communities where we build. In addition to a comprehensive medical, vision, and dental benefits package, employees are eligible to participate in our 401K program and have access to generous fitness and tuition reimbursement policies.

Health and Safety

Green Brick is committed to providing all employees and others who are on Company property with a safe and secure environment. Accordingly, all personnel will comply with all health and safety laws and regulations, as well as Green Brick policies governing health and safety. All personnel are responsible for immediately reporting accidents, injuries and unsafe equipment, practices or conditions to a supervisor or Green Brick officer.

Diversity and Inclusion

We respect the value that diverse life experiences bring to our team, from part time associates all the way to our Board of Directors, of which 60% of our independent directors are women and one is Hispanic. Investing in our employees is a top priority and we continually strive to provide an environment that promotes learning, growth, and development to maximize our people’s potential. We always seek to attract, develop and retain the most qualified people for all our positions while focusing on embedding diversity inclusion to build a unique blend of cultures, backgrounds, skills and beliefs that mirror the world in which we live.

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Corporate Governance

Governance

Our values of HOME – Honesty, Objectivity, Maturity, and Efficiency – are intimately linked to our outlook on operating responsibly. We believe that through our values we can maintain policies and procedures that support ethical business practices, sound governance, and adherence to all regulatory requirements that result in promoting our stockholder, employee, and community interests.

We are committed to operating our Company with integrity and the highest ethical standards, including comprehensive governance structures and practices that meet or exceed the requirements of applicable laws, regulations, and rules, including the NYSE’s listing standards.

2023 Proxy Statement

DIRECTOR COMPENSATION

2022 Compensation

Annual Cash Retainer. For 2022, our independent directors, other than our Chairman, received an annual cash retainer of $100,000 that is paid quarterly in arrears. For 2022, our Chairman’s compensation package consisted of an annual cash retainer equal to $125,000. Each director, except our Chairman, has the option to elect to receive all or a portion of his or her cash retainer in the form of shares of restricted stock.

Annual Equity Grant. For 2022, each independent director received an award of restricted stock with an aggregate grant date value of $110,000, calculated at the fair market value as defined in the plan. As a result, on June 7, 2022, each independent director received an award of 4,544 shares of restricted stock for the annual equity retainer. In addition, Ms. Blake elected to receive all of her cash retainer in shares of restricted stock. Each of these restricted stock awards, including the equity received in lieu of cash, will vest on the earlier of (i) the first anniversary of the grant date, or (ii) the date of our 2023 Annual Meeting, provided that the director is then serving on the Board.

Committee Chair Fees. For 2022, each of the Board committee chairs were entitled to an additional annual committee chair retainer of $20,000 for the Audit Committee and Insurance Committee and $10,000 for the Compensation Committee and Governance and Sustainability Committee, payable quarterly in arrears.

2023 Compensation.

In 2022, upon consultation with its independent compensation consultant, the Compensation Committee reviewed our non-employee director compensation policies based on benchmark information from our then-current peer companies. Based on such review, the Compensation Committee recommended, and the Board approved, the following changes to the 2023 board compensation:

•	annual cash retainer remained the same at $100,000, paid quarterly in arrears;
•	annual equity grant of shares of restricted stock increased to $140,000, and the grant date was changed to March to be aligned with the date that the named executive officers receive equity awards;
•	Chairman’s annual cash retainer was increased to $150,000; however, he will still not receive an equity award; and
•

Committee chair fees were increased as follows: Audit Committee was increased to $25,000; Compensation Committee increased to $20,000; and Governance and Sustainability Committee was increased to $20,000, while the Insurance Committee chair fee remained at $20,000.

2023 Proxy Statement

Director Compensation

2022 Director Compensation Table

The following table sets forth information regarding the compensation of our non-employee directors for 2022. Mr. Brickman, our Chief Executive Officer, is omitted from the table as he does not receive any additional compensation for his services as a director. For more information on Mr. Brickman’s compensation, see “Executive Compensation Information” beginning on page 36.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
David Einhorn	$125,000	-	$125,000
Elizabeth K. Blake(4)	-	$220,020	$220,020
Harry Brandler	$100,000	$110,010	$210,010
John R. Farris(5)	$75,000	$110,010	$185,010
Kathleen Olsen(6)	$120,000	$110,010	$230,010
Richard S. Press(7)	$130,000	$110,010	$240,010
Lila Manassa Murphy(8)	$70,330	$110,010	$180,340

(1)	Amount reflects the amount of annual retainer paid in cash. As discussed above, directors may elect to receive shares of restricted stock in lieu of the annual cash retainer.
(2)

Amount reflects the aggregate grant date fair value of the shares of restricted stock granted on June 7, 2022 as the Annual Equity Award and the shares of restricted stock granted to Ms. Blake in lieu of her annual cash retainer as computed in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these awards and do not necessarily correspond to the actual value that may be realized for these awards by our independent directors. For additional information on the valuation assumptions regarding the restricted stock awards, refer to Note 10 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

(3)

The following table sets forth the aggregate number of shares of restricted stock outstanding as of December 31, 2022 for each of our independent directors. Please see Beneficial Ownership Table for the total number of shares held by our directors.

Name	Restricted Stock
Elizabeth K. Blake	9,088
Harry Brandler	4,544
John R. Farris	—
Kathleen Olsen	4,544
Richard S. Press	4,544
Lila Manassa Murphy	4,544

(4)	Ms. Blake elected to receive the cash portion of her annual retainer in restricted shares, including $10,000 for her service as Chair of the Governance & Sustainability Committee.
(5)	Mr. Farris resigned from the Board on October 21, 2022 and forfeited his restricted shares.
(6)	Includes $20,000 for her service as Chair of the Audit Committee.
(7)	Includes $10,000 for his service as Chair of the Compensation Committee and $20,000 for his service as Chair of the Insurance Committee.
(8)	Ms. Manassa Murphy’s annual cash retainer was prorated for the 2022 fiscal year as she joined the Board in April 2022.

2023 Proxy Statement

EXECUTIVE OFFICERS

Set forth below is certain information relating to our current executive officers and key employees. Biographical information with respect to Mr. Brickman is set forth above under “Proposal 1 – Election of Directors.”

Name	Age	Position
James R. Brickman	71	Chief Executive Officer
Richard A. Costello	64	Chief Financial Officer
Jed Dolson	45	Chief Operating Officer and Executive Vice President
Neal Suit	47	Executive Vice President, General Counsel, and Chief Risk and Compliance Officer

Richard A. Costello – Mr. Costello has been our Chief Financial Officer since April 2015. From January 2015 until his appointment as Chief Financial Officer, Mr. Costello served as our Vice President of Finance. Mr. Costello has over 25 years of financial and operational experience in all aspects of real estate management. Since 2007, Mr. Costello worked as a private investor until he joined Green Brick. Previously, he worked for 16 years at GL Homes of Florida, one of the largest private developers and homebuilders in Florida. There he served as Chief Financial Officer and Chief Operating Officer as well as in other senior financial management roles. Prior to joining GL Homes, Mr. Costello worked for six years as AVP-Finance of Paragon Group, a regional commercial real estate developer, and for four years as an auditor for KPMG LLP. Mr. Costello received a B.S. in Accounting from the University of Central Florida and his M.B.A. from Kellogg School of Northwestern University.

Jed Dolson – Mr. Dolson has been our Chief Operating Officer and Executive Vice President since September 2020. He previously served from October 2017 as the President of Texas Region of the Company. Prior to that time, he was Head of Land Acquisition and Development from September 2013. From March 2010 to September 2013, Mr. Dolson served as a managing member of Pecos One LLC, a consulting firm that provided services to JBGL. Prior to joining the Company, Mr. Dolson worked for three years at Jones & Boyd Engineering and later he served five years as Director of Development for a local private residential developer. Mr. Dolson received a B.S. degree in Civil Engineering from Texas A&M University and a M.S. in Civil Engineering from Stanford University.

Neal Suit – Mr. Suit joined Green Brick in 2021 and has been our Executive Vice President, General Counsel, and Chief Risk and Compliance Officer since October 2022. Mr. Suit has approximately 20 years of legal experience, much of that experience focused on the real estate and construction industries. He served as the Executive Vice President, General Counsel, and Corporate Secretary of Legacy Housing Corporation, where he played a key role in Legacy’s successful IPO in December 2018. Prior to going in-house, Mr. Suit worked at various law firms in the Dallas area, including a decade at the law firm of Carrington, Coleman, Sloman & Blumenthal, LLP, where he was a partner and the co-chair of the firm’s Real Estate and Construction section. Mr. Suit earned a B.A. degree from Baylor University and J.D. from Harvard Law School.

2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Our named executive officers for 2022 are the executive officers listed below:

James R. Brickman	Chief Executive Officer
Richard A. Costello	Chief Financial Officer
Jed Dolson	Chief Operating Officer
Neal Suit	General Counsel and Chief Risk and Compliance Officer

Compensation Philosophy and Objectives

The Compensation Committee believes that the caliber, motivation and alignment of all of our employees with the interests of our stockholders, and especially our executive leadership, are essential to Green Brick’s performance. The Compensation Committee believes our management compensation programs contribute to our ability to differentiate our performance from others in the marketplace and thereby deliver stockholders superior value. Moreover, we believe that Green Brick’s overall executive compensation philosophy and programs are market competitive, performance-based and stockholder aligned. The three principles of our compensation philosophy are as follows:

Principles	Implementation
Total direct compensation levels should be sufficiently competitive to attract, motivate and retain the highest quality executives	The Compensation Committee seeks to establish target total direct compensation (salary plus annual incentive), providing our executives the opportunity to be competitively rewarded for our financial and operational growth. Total direct compensation opportunity (i.e., maximum achievable compensation) should increase with position and responsibility.
Performance-based and “at-risk” incentive compensation should constitute a substantial portion of total compensation	We seek to foster a pay-for-performance culture, with a significant portion of total direct compensation being performance-based and/or “at risk.” Accordingly, such portion should be tied to, and vary with, our financial, and operational performance, as well as individual performance. Executives with greater responsibilities and the ability to directly impact our strategic and operational goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved. Therefore, the more senior the executive, the greater the percentage of total compensation is in the form of performance-based compensation.
Compensation programs should align executives’ interests with our stockholders’ interests to further the creation of long-term stockholder value	By awarding a portion of each year’s annual incentive payout in the form of stock, we encourage executives to focus on our long-term growth and prospects. This incentivizes our executives to manage our company from the perspective of owners with a meaningful stake, and encourage them to remain with us for long and productive careers. Equity-based compensation also subjects our executives to market risk, a risk also borne by our stockholders.

2023 Proxy Statement

Compensation Discussion and Analysis

The overall level of total compensation for our named executive officers as described herein is intended to be reasonable and competitive, taking into account factors such as the individual’s experience, performance, duties and scope of responsibilities, prior contributions and future potential contributions to our business. With these principles in mind, we structured our compensation program to offer competitive total pay packages that we believe enable us to retain and motivate executives with the requisite skill and knowledge and ensure the stability of our management team, which is vital to the success of our business.

Our Financial and Operational Metrics are Aligned with Long-Term Growth

We believe our compensation program provides an appropriate balance between operational metrics that all team members can impact and that are aligned with successfully implementing our long-term growth strategy and financial metrics and rewarding executives upon the achievement of annual results. We measure our operational and financial metrics, on a relative basis, to ensure that our compensation program rewards performance that is above that of our peers.

2022 Metric	Why It Contributes to Alignment with Stockholder Value
Homebuilding Gross Margin	Homebuilding Gross Margin is a metric most analysts and investors use to determine how effectively a builder is operating relative to peers.
Home Closings Revenue Growth	Revenue Growth is a metric most analysts and investors use to determine how effectively a builder is operating relative to peers.
Pre-Tax Income Growth	Pre-Tax Income Growth is a metric most analysts and investors use to determine how effectively a builder is operating relative to peers.
Return on Assets	Return on Assets is a metric most analysts and investors use to determine how effectively a builder is operating relative to peers.

Compensation Setting Process

Pay for Performance Compensation Philosophy

Our compensation philosophy is rooted in our values of ownership and meritocracy and aims to foster long-term value creation for our stockholders by:

›	attracting and retaining top talent;

›	connecting executive outcomes to company performance;

›	tying wealth creation to significant, long-term equity ownership; and

›	mitigating compensation-related retention risk.

As described in further detail below, consistent with these goals, our compensation program is designed to provide a clear link between what we pay our NEOs and Green Brick’s performance. Our NEO’s compensation package for 2022 reflects this commitment. For 2022, 80% of our CEO’s total direct compensation and an average of 77% of our other NEOs’ total direct compensation was performance-based or equity-based. Based on his current holdings of over 1.5 million shares of our common stock, and 500,000 shares in stock options at a $7.49 strike price, along with additional shares owned by family members that are not controlled by Mr. Brickman and therefore not reported to

2023 Proxy Statement

Compensation Discussion and Analysis

the SEC, the Compensation Committee believes that Mr. Brickman is already materially aligned with our stockholders.

Oversight of Executive Compensation Programs

Role of Compensation Committee

The Compensation Committee is responsible for establishing and overseeing our compensation philosophy and setting our executive compensation and benefits policies and programs generally. Commencing in 2022, the Compensation Committee, utilized a group of comparative homebuilders for informing the design of our executive compensation program and the target opportunities available to our named executive officers. In developing the comparative peer group, the Compensation Committee took into consideration revenue, income, homes delivered, operating model and geographic scope. For 2022, the comparative peer group was

Beazer Homes USA
Century Communities, Inc.
Hovnanian Enterprises, Inc.
M/I Homes, Inc.
Tri-Point Homes

While the Compensation Committee does not formally benchmark against this comparative group, the Compensation Committee believes that this comparative group is one factor to consider, together with individual factors regarding the value of each executive to the Company, industry factors, and general compensation trends.

Consideration of Stockholder Advisory Vote

As part of its compensation setting process, the Compensation Committee also reviews the results of the prior stockholder advisory vote on NEO compensation. In accordance with our stockholder say-on-frequency vote, we hold our stockholder advisory vote every three years. Our last stockholder advisory vote was held at the 2021 annual meeting of stockholders. In evaluating our executive compensation program our Compensation Committee took into consideration that 98% of the votes cast were voted in favor of Green Brick’s executive compensation at the 2021 annual meeting. The

2023 Proxy Statement

Compensation Discussion and Analysis

Compensation Committee intends to review the results of each advisory vote and will consider this feedback as well as the feedback obtained from stockholder engagement as it completes its annual review of each pay element and the total compensation packages of our NEOs.

Role of Executives in Establishing Compensation

Annually, the CEO proposes the financial and operational metrics and threshold, target and maximum performance levels for the Annual Incentive Program, subject to approval by the Compensation Committee. The CEO also proposes the strategic objectives that will determine individual achievement under our Annual Incentive Program. These individual strategic objectives are then approved by the Compensation Committee for all NEOs. At the end of each year, the CEO provides an evaluation of each NEO’s performance, including himself, and recommends the extent to which each other NEO (other than himself) has met their strategic objectives. The Compensation Committee then evaluates the performance of the CEO and each other NEO and determines the CEO’s and each other NEOs’ final individual achievement and the incentive payout for each NEO. Our incentive opportunities are set in each NEO’s employment agreement, however, in connection with the renewal of each NEO employment agreement (other than his own), the CEO provides the Compensation Committee with recommendations regarding base salary and annual incentive opportunity for the employment agreement.

2023 Proxy Statement

Compensation Discussion and Analysis

Executive Compensation Components

For 2022, to achieve its compensation philosophy and objectives, the Compensation Committee used (1) base salary and (2) an annual incentive award plan pursuant to which performance is evaluated against three criteria (a) absolute pre-tax income growth, (b) operational and financial performance relative to peers and (c) strategic objectives that are established at the beginning of the year based on the respective NEO’s responsibilities. As discussed further below, each element of our 2022 compensation program is intended to encourage and foster the following results and behaviors.

We designed our compensation program to provide executives the appropriate incentives to pursue quality long-term growth without encouraging inappropriate risk taking. As discussed below, under our annual incentive compensation program, the Compensation Committee annually approves a threshold (50% of target opportunity), target (100% of target opportunity) and maximum (200% of target opportunity) levels of performance for each of our named executive officers.

2023 Proxy Statement

Compensation Discussion and Analysis

2022 Compensation Design and Decisions

Base Salaries

Why we pay base salaries. The Compensation Committee believes that payment of competitive base salaries is an important element for attracting, retaining and motivating our executives. In addition, the Compensation Committee believes that having a certain level of fixed compensation allows our executives to dedicate their full-time business attention to our company. Each executive’s base salary is designed to provide the executive with a fixed amount of annual compensation that is competitive with the marketplace.

How base salaries are determined. In connection with the negotiation and execution of each NEO’s employment agreement, the Compensation Committee reviews and sets the base salaries for the three-year term of the employment agreement. In setting the base salaries for the NEOs, a number of factors will be considered, including the position’s complexity and level of responsibility, the position’s importance in relation to other executive positions, and the assessment of the executive’s performance and other circumstances, including, for example, time in position. In addition, the Compensation Committee takes into consideration evaluations of each individual NEO, market changes and the economic and business conditions affecting Green Brick at the time of the evaluation.

2022 Base Salaries. Based on the respective NEO’s employment agreements, the 2022 base salaries for each of our NEOs was as follows:

Name	2022 Base Salary

James R. Brickman	$1,500,000

Richard A. Costello	$450,000

Jed Dolson	$600,000

Neal Suit(1)	$279,166
(1)

Represents pro-rated salary based on Mr. Suit’s appointment to General Counsel and Chief Risk and Compliance Officer on October 31, 2022. In connection with his appointment to EVP, General Counsel and Chief Risk Officer, Mr. Suit’s annual base salary was increased from $275,000 to $300,000 effective October 31, 2022.

Annual Incentive Compensation Plan

Why we pay annual incentive compensation. Our Annual Incentive Compensation Plan is the key component of our executive compensation program. Our Annual Incentive Compensation Plan seeks to incentivize and reward our NEOs for annual financial and operational performance on those metrics and strategic objectives that the Compensation Committee believes will drive short-term and long-term stockholder value.

How annual incentive compensation bonus opportunities are determined. In connection with the negotiation and execution of each NEO’s employment agreement, the Compensation Committee reviewed and set a target bonus opportunity for each of the three years of the employment agreement term. In setting the target bonus opportunity for the NEOs, a number of factors will be considered,

2023 Proxy Statement

Compensation Discussion and Analysis

including the position’s complexity and level of responsibility, the position’s importance in relation to other executive positions, and the assessment of the executive’s performance and other circumstances, including, for example, time in position. In addition, the Compensation Committee takes into consideration evaluations of each individual NEO, market changes and the economic and business conditions affecting Green Brick at the time of the evaluation.

Based on the respective NEO’s employment agreements, the 2022 incentive opportunities for each of our NEOs was as follows:

Name	2022 Bonus Opportunity
James R. Brickman	$3,100,500
Richard A. Costello	$550,000
Jed Dolson	$1,700,000
Neal Suit(1)	$167,500
(1)	For 2022, Mr. Suit’s incentive opportunity was prorated based on his appointment in October 2022.

In accordance with the terms of each NEOs respective employment agreement, the Compensation Committee may elect to pay up to 50% of any annual incentive compensation payout in shares of common stock.

For 2022, the annual incentive compensation program was revised to include a maximum incentive payment of up to 200% of the target bonus opportunity, rather than solely relying on the Compensation Committee’s discretion to award additional performance bonuses for exceptional financial and operational performance.

How annual incentive compensation performance is evaluated. Our Compensation Committee annually reviews and revises, if necessary, the appropriateness of each of the performance metrics, their correlation to Green Brick’s overall growth strategy, and the impact of such performance metrics on long-term stockholder value. For 2022, there were three components of our Annual Incentive Compensation Program and each component had a component opportunity calculated as a % of the respective NEO’s bonus opportunity:

•	Absolute Pre-Tax Net Income, with a component opportunity equal to 33.33% of the bonus opportunity;

•	Operational and Financial Performance Relative To Peers, with a component opportunity equal to 33.33% of the bonus opportunity; and

•	Strategic Objectives established at the beginning of the year based on the respective NEO’s responsibilities, with a component opportunity equal to 33.34% of the bonus opportunity.

2022 Annual Incentive Plan Metrics and Performance

Absolute Pre-Tax Net Income Growth. For 2022, up to 33.33% of each NEO’s target bonus opportunity could be earned based on Green Brick’s pre-tax income for the year. The Compensation Committee set performance levels of (1) threshold, at which there was a payout of 50% of the component opportunity, (2) target, at which there was a payout of 100% of the component opportunity,

2023 Proxy Statement

Compensation Discussion and Analysis

and (3) maximum, at which there was payout of 200% of the component opportunity. Below the threshold performance level, no payout is earned. For amounts earned between each performance level, the payout is calculated on a linear basis.

	Pre-Tax Income ($M)	Earned %
Threshold	$234.6 (85% target)	50%
Target	$276.0	100%
Maximum	$296.7 (107.5% target)	200%
ACTUAL	$396.4	200%

2022 Results. Based on our exceptional performance, we materially exceeded the target and each NEO earned 200% of his respective component opportunity.

Operational and Financial Performance Relative To Peers. For 2022, the Compensation Committee selected five homebuilding peers against which our relative performance would be evaluated. If we met or exceeded the peer growth in 25% of the cells, the payout would equal 50% of the component opportunity, if we met or exceeded the peer growth in 50% of the cells, the payout would equal 100% of the component opportunity and if we meet or exceed the peer growth in 75% of the cells, the payout would equal 200% of the component opportunity. For amounts earned between each performance level, the payout is calculated on a linear basis.

Builder	Homebuilding Gross Margin %	Home Closings Revenue Growth %	Return on Assets (Annualized)

Green Brick Partners	29.8%	30%	18.8%
Beazer Homes	22.8%	7.0%	9.9%
Century Communities	24.5%	8.9%	14.4%
M/I Homes	25.7%	10.5%	14.1%
Hovnanian	21.5%	6.2%	8.8%
Tri Pointe Homes	27.1%	1.2%	11.2%

2022 Results. Based on our performance, we met or exceeded the growth of our peers in 100% of the cells (or 12 of the 12 cells) and each of the NEOs earned 200% of his respective component opportunity.

Strategic Objectives. The individual strategic objectives component of our Annual Incentive Compensation Plan is intended to reward managerial decision-making, behavioral interaction, and overall contribution. At the beginning of the year, the Compensation Committee approves for each NEO multiple quantitative and qualitative strategic objectives. These strategic objectives correspond to relevant business goals depending on the role. None of the individual strategic objectives is material to understanding the Annual Incentive Compensation Plan nor how the payout under our Annual Incentive Compensation Plan was determined in 2022. For amounts earned between each performance level, the payout is calculated on a linear basis.

At the end of each year, the Compensation Committee, with recommendations from the CEO, evaluates the individual performance of each NEO against his respective strategic objectives. As discussed above, for each of our NEOs, achievement of the strategic objectives represented 33.34% of

2023 Proxy Statement

Compensation Discussion and Analysis

each NEOs’ respective bonus opportunity. In evaluating, the performance of each NEO, the Compensation Committee considered the following achievements for each NEO:

NEO	Key Performance Highlights
James R. Brickman Chief Executive Officer	• Decreased our debt to total capital ratio, effectively managing our financial risk. • Planned a long-range strategy for prudent growth of our business. • Built management bench and Board strength.
Richard A. Costello Chief Financial Officer

•  Extended and improved our lender relationships.

•  Supervised and improved cash flow and net income forecasting with our new accounting software.

•  Assisted our CEO in planning a long-range strategy for prudent growth of our business.

Jed Dolson Chief Operating Officer

•  Successfully operated our Trophy division in the DFW area while growing our land and lot positions in the Austin area.

•  Managed and established positive relationships between our NEOs and other employees and built a positive work environment.

•  Recruited and developed highly skilled members of senior management.

Neal Suit General Counsel and Chief Risk and Compliance Officer

•  Implemented and managed our captive insurance program and strategy.

•  Managed litigation brought against and on behalf of Green Brick and its affiliated homebuilders.

•  Effectively collaborated with outside counsel, management and the Board to improve our corporate governance and legal and regulatory compliance.

2022 Results. Based on each NEOs respective performance, Messrs. Brickman and Suit earned 200% of their respective component opportunity, Mr. Dolson earned approximately 150% of his respective component opportunity and Mr. Costello earned approximately 75% of his respective component opportunity. In addition to the bonus under the AIP, the Compensation Committee awarded Mr. Suit a transaction bonus in connection with the successful regulatory approval from the relevant insurance regulatory body and launch of our captive insurance program, which saved significant expenses during 2022 and is expected to continue to provide savings to the Company in future fiscal years. The implementation of the captive insurance program was completed during 2022 prior to his appointment as Executive Vice President, General Counsel, and Chief Risk and Compliance Officer.

2022 Payouts. In early 2023, the Compensation Committee reviewed each of the components of the Annual Incentive Compensation Plan and the performance levels achieved as discussed above. Consistent with prior experience, the Compensation Committee elected to pay 50% of the annual bonuses, including the transaction bonus, in shares of fully vested common stock.

2023 Proxy Statement

Compensation Discussion and Analysis

Employee Benefits and Perquisites

We provide a number of benefit plans to all eligible employees, including our named executive officers. These benefits include programs such as medical, dental, life insurance, short- and long-term disability coverage and a 401(k) defined contribution plan. We also provide a gym membership for our executive officers and provide our Chief Operating Officer, similar to other senior employees whose responsibilities are primarily in the field, a car and cell phone allowance. While perquisites help to provide our named executive officers a benefit with a high perceived value at a relatively low cost, we do not generally view perquisites as a material component of our executive compensation program.

Other Compensation Practices

Prohibition on Pledging and Hedging. Officers, directors and employees and their respective family members are not permitted to enter into hedging and pledging arrangements with respect to shares of our common stock that they beneficially own.

Tax Deductibility of Compensation

Code Sections 280G and 4999. Sections 280G and 4999 of the Code limit a public company’s ability to take a tax deduction for certain “excess parachute payments” and impose excise taxes on these payments in connection with a change in control. The Compensation Committee considers the adverse tax liabilities imposed by Sections 280G and 4999, among other competitive factors, when it structures certain post-termination compensation payable to our NEOs. However, the potential adverse tax consequences to our company and/or the executive are not necessarily determinative in such decisions.

2023 Proxy Statement

COMPENSATION COMMITTEE REPORT

Compensation Committee Report on 2022 Executive Compensation

The Committee is responsible for establishing and administering the executive compensation programs of Green Brick. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Richard S. Press (Chair)

Kathleen Olsen

Elizabeth K. Blake

April 27, 2023

2023 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the “total compensation” of our NEOs for the fiscal years ended December 31, 2022, 2021, and 2020 according to the rules promulgated by the SEC.

Name and Principal Position	Year	Salary ($)		Bonus ($)(2)	Stock Awards ($)(3)(4)		Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
James R. Brickman, Chief Executive Officer	2022	1,500,000		-	1,349,988		3,100,500	10,350	5,960,838
	2021	1,500,000		1,000,000	1,225,000		1,350,000	12,182	5,087,182
	2020	1,500,000		225,000	750,137		1,000,000	8,550	3,483,687

Richard A. Costello, Chief Financial Officer	2022	450,000		-	399,998		439,000	5,178	1,294,176
	2021	447,900		125,000	262,500		275,000	8,700	1,119,100
	2020	400,000		62,500	200,000		200,000	4,205	866,705

Jed Dolson, Chief Operating Officer, EVP	2022	600,000		-	1,152,997		1,558,500	20,550	3,332,047
	2021	600,000		400,000	736,150		753,000	21,094	2,510,244
	2020	559,103		150,000	650,000		586,151	20,718	1,965,972
Neal Suit, EVP, General Counsel, & Chief Risk & Compliance Officer	2022	279,166	(1)	37,500	20,013	(5)	167,500	8,925	513,104
(1)

In connection with his appointment to EVP, General Counsel and Chief Risk and Compliance Officer, Mr. Suit’s annual base salary was increased from $275,000 to $300,000 effective October 31, 2022. Actual pay levels for Mr. Suit were pro-rated based on his promotion.

(2)	With respect to Mr. Suit, reflects the 50% cash component of a transaction bonus awarded to him by the Compensation Committee.

(3)

This amount includes 50% of the Annual Incentive Bonus awarded in the form of Common Stock to the following NEOs in March 2022 with respect to their performance during the year ended December 31, 2021.

(4)

The amounts in this column represent the aggregate grant date fair value of the Common Stock issued to Messrs. Brickman, Costello, Dolson and Suit in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding stock awards, refer to Note 9 to our financial statements which are included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

(5)

Represents an equity award received prior to becoming EVP, General Counsel and Chief Risk and Compliance Officer. For a discussion of equity awards for 2022 performance please see the “Compensation Discussion and Analysis” section of this proxy statement.

2023 Proxy Statement

Executive Compensation

(6)

On March 6, 2023, the Compensation Committee approved the following Annual Incentive Bonuses to the NEOs for 2022 performance. The Compensation Committee elected to pay 50% of the Annual Incentive Bonus to each of the NEOs in shares of our Common Stock.

	Annual Incentive Bonus		Total($)
	Cash($)	Stock($)
James R. Brickman	3,100,500	3,100,500	6,201,000
Richard A. Costello	439,000	439,000	878,000
Jed Dolson	1,558,500	1,558,500	3,117,000
Neal Suit	167,500	167,500	335,000

In accordance with the SEC rules, (i) the cash component of the Annual Incentive Bonus is reflected in the “Non-Equity Incentive Plan Compensation” column in the year for which compensation was awarded, and (ii) the cash component of Mr. Suit’s transaction bonus is reflected in the “Bonus” column in the year for which compensation was awarded. The stock component of the Annual Incentive Bonus and the transaction bonus will reflected in the “Stock Awards” column in the year in which the stock was awarded (i.e. the amounts set forth in the table above will be included in the 2023 summary compensation table).

(7)

Amounts for 2022 include a 401(k) match of (i) $9,150 for each of Messrs. Brickman and Dolson, (ii) $4,500 for Mr. Costello, and (iii) $8,422 for Mr. Suit, gym memberships, and, for Mr. Dolson a car and cell phone allowance.

Grants of Plan Based Awards Table

The following table provides additional information about stock awards and equity and non-equity incentive plan awards granted to our NEOs during the year ended December 31, 2022.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All other stock awards: Number of shares of stock (#)(3)	Grant date fair value of stock awards(3)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)
James R. Brickman	07/28/2022	1,550,250	3,100,500	6,201,000	-	-
	03/04/2022				58,340	$1,349,988
Richard A. Costello	07/28/2022	275,000	550,000	1,100,000	-	-
	03/04/2022				17,286	$399,998
Jed Dolson	07/28/2022	850,000	1,700,000	3,400,000	-	-
	03/04/2022				49,827	$1,152,997
	10/31/2022	83,750	167,500	335,000	-	-
Neal Suit(2)	03/01/2022	-	-	-	863	$20,013

(1)

As discussed earlier in the Compensation Discussion and Analysis, our Annual Incentive Plan establishes a threshold, at which there is a 50% payout, a target, at which there is a 100% payout and a maximum, at which there is a 200% payout. The Compensation Committee retains the discretion to pay out up to 50% of the Annual Incentive Plan payout in shares of Common Stock. If the Compensation Committee decides to pay a portion of the Annual Incentive Plan in shares of Common Stock, the number of shares is determined based on the fair market value of a share of Common Stock as set forth in our 2014 Omnibus Plan. For the 2022 Annual Incentive Plan, the Compensation Committee decided to pay 50% of the payout in share of Common Stock.

2023 Proxy Statement

Executive Compensation

(2)

Mr. Suit’s annual target bonus amount commencing October 31, 2022 is $450,000 and was set to a target bonus amount of $167,500 for the 2022 fiscal year in connection with his appointment to EVP, General Counsel and Chief Risk and Compliance Officer.

(3)

With respect to Messrs. Brickman, Costello and Dolson, the number of shares of stock and the grant date fair value of stock awards relate to the 50% of the 2021 Annual Incentive Plan and the 2021 Additional Bonuses that were paid 50% in cash and 50% in shares of Common Stock. With respect to Mr. Suit, amount represents an award made in March 2021, as part of the overall employee award program, prior to his being an NEO. For the number of shares of stock and the fair value of such shares of stock issued as part of the 2022 Annual Incentive Plan, please see the “Compensation Discussion & Analysis.”

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards for the Company’s NEOs as of December 31, 2022.

	Option Awards
Named Executive Officers	Number of Securities Underlying Unexercised Options			Option Exercise Price ($/ Share)	Option Expiration Date
	Exercisable (#)		Unexercisable (#)
James R. Brickman	500,000	(1)		$7.4861	10/27/2024
Richard A. Costello
Jed Dolson
Neal Suit
(1)	These options are fully vested.

2023 Proxy Statement

Executive Compensation

Potential Payments Upon Termination or Change in Control

Pursuant to their respective employment agreements, each of Messrs. Brickman, Costello, Dolson and Suit are entitled to receive a severance payment if he is terminated by us without Cause or if he resigns for Good Reason, in each case, subject to the executive’s (i) execution of a release of claims in a form reasonably acceptable to us and (ii) compliance with the material terms of his employment agreement or any other agreement between us and the executive.

Termination With Cause, Without Good Reason or Due to Death or Disability

In accordance with their respective employment agreements, upon a termination by us for Cause, by the NEO without Good Reason or upon death or Disability, each of Messrs. Brickman, Costello, Dolson and Suit will only be entitled to receive any previously accrued obligations.

Impact of Change in Control Upon Severance Payments

None of our NEOs are entitled to a payment solely due to a Change in Control. In accordance with Mr. Brickman’s employment agreement, to the extent that he is terminated without Cause, other than due to death or disability, or resigns for Good Reason within 24 months following a Change in Control, his severance amount will be increased from two times (2x) to three times (3x) the sum of his base salary and his target bonus for the year of termination. In accordance with Mr. Costello’s employment agreement, to the extent that he is terminated without Cause, other than due to death or disability, or resigns for Good Reason within 24 months following a Change in Control, his severance amount will be increased by two hundred and fifty thousand dollars ($250,000). Mr. Dolson and Mr. Suit do not receive any additional amounts if their termination occurs following a Change in Control.

For purposes of the potential payments to Mr. Brickman or Mr. Costello, a “Change in Control” will be deemed to have occurred when: (i) any person is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then-outstanding securities; (ii) a majority of our Board is not constituted of (A) individuals who were on our Board as of the date of the respective employment agreement and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest) whose appointment or election by our Board or nomination for election by our stockholders was approved or recommended by a vote of at least two-thirds of the incumbent directors; (iii) a merger or consolidation of our company is consummated, other than (A) a merger or consolidation which would result in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent at least 50% of the combined voting power of the surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of our company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities; or (iv) a liquidation or dissolution of our company.

General Provisions

Clawback Provision. Pursuant to the employment agreement for each NEO, we may claw back from the NEO any bonus and equity-based compensation received in a prior year if we are required to restate financial results due to material non-compliance with applicable financial reporting requirements.

2023 Proxy Statement

Executive Compensation

Restrictive Covenants. Each employment agreement provides for a (i) 12-month post-termination non-competition covenant relating to our competitors, (ii) 12-month post-termination non-solicitation covenant in respect of our employees, consultants, vendors, customers and similar business relationships and (iii) perpetual confidentiality and non-disparagement covenants.

Excise Tax. Pursuant to the employment agreements of Mr. Costello, Mr. Dolson and Mr. Suit, in the event that any payments made in connection with a termination of employment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then, subject to limitations, the payments would be reduced to the minimum extent necessary to ensure no portion of such payment is subject to the excise tax. Mr. Brickman’s employment agreement requires a “best net” approach, under which payments and benefits will be reduced to avoid triggering excise tax if the reduction would result in a greater after-tax amount for Mr. Brickman compared to the amount he would receive net of the excise tax if no reduction were made.

Potential Payments Upon Termination Table

Assuming a termination of employment (including due to expiration of the term) occurred as of December 31, 2022, each of Messrs. Brickman, Costello, Dolson and Suit would be entitled to receive the payment and benefits set forth in the following table. As discussed above, if either Mr. Brickman, Costello, Dolson or Suit was terminated by us for Cause, if such NEO terminated without Good Reason, or if their employment was terminated due to death or Disability, such NEO would only be entitled to accrued obligations.

	James R. Brickman	Richard A. Costello	Jed Dolson	Neal Suit
Termination by the Company without Cause/Resignation by Executive for Good Reason	• A cash severance payment equal to $9,201,000, calculated as two times (2x) the sum of (i) base salary ($1,500,000) plus (ii) target bonus for year of termination ($3,100,500).	• A cash severance payment equal to $1,000,000, calculated as the sum of (i) base salary ($450,000) plus (ii) target bonus for year of termination ($550,000).	• A cash severance payment equal to $3,159,000, calculated as one and one-half times (1.5x) the sum (i) base salary ($600,000) plus (ii) bonus in respect of prior year $1,506,000.	• A cash severance payment equal to $701,250, calculated as one and one-half times (1.5x) the sum (i) base salary ($300,000) plus (ii) target bonus for year of termination $167,500.
Termination by the Company without Cause/Resignation by Executive for Good Reason following a Change in Control	• A cash severance payment equal to $13,801,500, calculated as three times (3x) the sum (i) base salary $1,500,000 plus (ii) target bonus for year of termination ($3,100,500).	A cash severance payment equal to $1,250,000, calculated as the sum of (i) base salary ($450,000) plus (ii) target bonus for year of termination ($550,000), plus (iii) $250,000.	Same as above	Same as above

2023 Proxy Statement

Executive Compensation

For purposes of the severance payments discussed above, the relevant definitions are as follows:

• “Cause,” shall mean the executive’s: (i) commission of a felony or a crime of moral turpitude, (ii) engaging in conduct that constitutes fraud or embezzlement, (iii) engaging in conduct that constitutes gross negligence or willful misconduct that results or could reasonably be expected to result in harm to our business or reputation, (iv) breaching any material terms of the executive’s employment or (v) continued willful failure to substantially perform executive’s duties.

• “Good Reason,” means any of the following actions taken by us without the executive’s written consent: (i) any material failure by us to fulfill our obligations under the respective employment agreement, (ii) a material and adverse change to, or a material reduction of, the executive’s duties and responsibilities or, following a Change in Control, a change in the executive’s reporting position such that the executive no longer reports directly to the board of directors of the parent corporation in a group of controlled corporations and other entities, (iii) a material reduction in executive’s then current Annual Base Salary (not including any broader compensation reductions by the Board that are not limited to the executive specifically and do not reduce the executive’s salary by more than 10% in the aggregate) or (iv) the relocation of executive’s primary office to a location more than fifty (50) miles from the prior location, which materially increases executive’s commute to work.

2023 Proxy Statement

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, James R. Brickman.

As of December 31, 2022, our employee population consisted of approximately 540 individuals working at Green Brick and our subsidiaries all within the United States. We selected December 31, 2022, the last day of our fiscal year, as the determination date for identifying the median employee.

In 2022, we identified the median employee by calculating the amount of annual total cash compensation (salary plus bonus, commissions) paid to all of our employees (other than our CEO). We did not make any cost-of-living or other adjustments in identifying the median employee. Based on this methodology, the median employee in 2022 was a full-time, salaried employee.

Once we identified our 2022 median employee, we then calculated the 2022 annual total compensation for such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee’s annual total compensation in 2022 was $112,194. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table included in this proxy statement. The resulting ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 53 to 1.

2023 Proxy Statement

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “Compensation Actually Paid” (or “CAP”), as defined by SEC rules, and certain of our financial performance metrics. For further information concerning our variable pay-for-performance
philosophy and how we align executive compensation with our performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands)	Home Closings Revenue (in thousands)
					Total Shareholder Return	Peer Group Total Shareholder Return
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	$5,960,838	$5,960,838	$1,538,111	$1,538,410	$211.06	$132.08	$313,997	$1,696,911

2021	$5,087,182	$5,087,182	$1,814,672	$1,814,672	$264.20	$187.73	$204,381	$1,305,620

2020	$3,483,687	$3,483,687	$1,416,339	$1,416,339	$200.00	$126.16	$117,797	$923,901
Column (b)
. Reflects compensation amounts reported in the “Summary Compensation Table” or “SCT” for our CEO, James R. Brickman, for the respective years shown.
Column (c)
. CAP for our CEO in each of 2022, 2021 and 2020 reflects the respective amounts set forth in column (b), adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (c) do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. For information regarding decisions made by our Compensation Committee with respect to the CEO’s compensation for each fiscal year, please see the “Compensation Discussion and Analysis” section of this proxy statement and the proxy statement for the 2022 annual meeting of stockholders and the “Executive Compensation Information” section of the proxy statement for the 2021 annual meetings of stockholders.

Year	2020	2021	2022

CEO	Mr. Brickman	Mr. Brickman	Mr. Brickman

SCT Total Compensation ($)	$ 3,483,687	$ 5,087,182	$ 5,960,838

Less: Stock and Option Award Values Reported in SCT for the Covered Year on Grant Date ($)	$750,137	$1,225,000	$1,349,988

Plus: Fair Value of Stock Awards Granted and Vested in the Covered Year (on Vest Date)	$750,137	$1,225,000	$1,349,988

Fair Value for Stock and Option Awards Granted in the Covered Year at Year-End ($)	-	-	-

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	-	-	-

Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	-	-	-

Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	-	-	-

Compensation Actually Paid ($)	$3,483,687	$5,087,182	$5,960,838

2023 Proxy Statement

Column (d)
. The following
non-CEO
named executive officers are included in the average figures shown for the 2020 and 2021 covered years: Richard A. Costello and Jed Dolson; and for the 2022 covered year: Richard A. Costello, Jed Dolson and Neal Suit.
Column (e)
. Average CAP for our
non-CEO
NEOs in each of 2022, 2021 and 2020 reflects the respective amounts set forth in column (d), adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (e) do not reflect the actual amount of compensation earned by or paid to our non-CEO
NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee with respect to the non-CEO
NEOs’ compensation for each fiscal year, please see the “Compensation Discussion and Analysis” section of this proxy statement and the proxy statement for the
2022
annual meeting of stockholders and the “Executive Compensation Information” section of the proxy statement for the 2021 annual meetings of stockholders.

Year	2020	2021	2022

Non-CEO NEOs	See column (d) note	See column (d) note	See column (d) note

SCT Total Compensation ($)	$1,416,339	$1,814,672	$1,538,111

Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	$425,000	$499,325	$524,336

Plus: Fair Value of Stock Awards Granted and Vested in the Covered Year (on Vest Date)	$425,000	$499,325	$524,635

Fair Value for Stock and Option Awards Granted in the Covered Year at Year-End ($)	-	-	$299

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	-	-	-

Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	-	-	-

Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	-	-	-

Compensation Actually Paid ($)	$1,416,339	$1,814,672	$1,538,410
Column (f)
. For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of Green Brick for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively.
Column (g
). For the relevant fiscal year, represents the cumulative TSR of the S&P Homebuilders Select Industry Index for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively.
Column (h)
. Reflects “Net Income” in our consolidated income statements included in our Annual Reports on Form
10-K
for each of the years ended December 31, 2022, 2021 and 2020.
Column (i)
. Company-selected Measure is Home Closings Revenue Growth, which is described below.
Relationship between Pay and Performance
. The graphs below reflect (1) the relationship of CAP to our CEO and other NEOs in 2020, 2021 and 2022 as compared to Green Brick’s TSR, our net income, and our Adjusted EBITDA, and (2) Green Brick’s one-year,
two-year
and three-year TSR as compared to the
one-year,
two-year
and three-year TSR of its TSR Peer Group.
CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the tables above based on year-end
stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. In 2022, CAP for both our CEO and the average of other NEOs is a negative number, reflecting the impact of the change in our stock price between December 31,

2023 Proxy Statement

2021 and December 31, 2022 because of the significant portion of our executives’ compensation tied to equity with fair values based in part on stock price. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statement for the 2022 annual meetings of stockholders and the “Executive Compensation Information” section of the proxy statement for the 2021 annual meetings of stockholders.

Listed below are the financial and
non-financial
performance measures which in our assessment represent the most important financial performance measures we used for 2022 to link CAP to our named executive officers to company performance.

Measure	Nature	Explanation
Pre-Tax Net Income	Financial measure	Metric of profitability before taxes that can vary due to factors outside of the control of the company.
Home Closings Revenue Growth	Financial measure	Increase, period over period, in revenue from home closings.
Homebuilding Gross Margin	Financial measure	Homebuilding gross margin is calculated as Home Closings Revenue minus Cost of Homebuilding units.
Return on Assets	Financial measure	Return on assets is calculated by dividing net income by total assets.

2023 Proxy Statement

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, referred to herein as the Dodd- Frank Act and with Section 14A of the Exchange Act, the Board is providing stockholders with an advisory vote on the Company’s executive compensation as reported in this proxy statement. Stockholders are being asked to vote on the following resolution:

“RESOLVED, that the stockholders of Green Brick Partners, Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, under the section of this proxy statement entitled “Executive Compensation Information.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Additional Information

Stockholders are encouraged to carefully review the “Executive Compensation” section of this proxy statement, which includes executive compensation disclosure and the executive compensation tables. Our executive compensation programs play a key role in our ability to attract and retain a highly experienced, successful team to manage our Company and deliver strategic and financial results. We have designed our executive compensation programs utilizing a pay-for-performance philosophy and primarily compensate our named executive officers through a combination of base salary, short-term incentives, in the form of discretionary annual cash bonuses, and long-term incentives, in the form of equity-based compensation. We believe our executive compensation programs are structured to support our business objectives.

While the vote on executive compensation is non-binding and solely advisory in nature, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

2023 Proxy Statement

PROPOSAL NO. 3

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to requesting the advisory approval of the compensation of our named executive officers, the Dodd-Frank Act and Section 14A of the Exchange Act and SEC rules issued thereunder also require that at least once every six years we seek stockholder approval of how often the Company will seek advisory approval of the compensation of our named executive officers. SEC rules require that we present every one, two or three years, or abstain as alternatives for stockholders.

The next advisory vote on the frequency of future advisory votes on executive compensation will be no later than 2029.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY “THREE YEARS”

Background

In 2017, in light of the voting results at our 2017 annual meeting of stockholders with respect to the interval at which to seek stockholder’s approval of compensation of the named executive officers, our Board determined to hold the say on pay vote every three years. We believe that a non-binding advisory stockholder vote on the compensation of our named executive officers should occur every three years. We note that a substantial majority of our stockholders approved the compensation of our named executive officers at the 2020 annual meeting of stockholders, with approximately 99.3%, of the votes cast in favor of the respective say on pay resolutions. While we are pleased with our strong stockholder support, we will continue to actively evaluate our executive compensation program.

After thoughtful consideration and ongoing input from our stockholders, the Board believes that holding an advisory vote on the compensation of our named executive officers every three years is the most appropriate policy for our stockholders and the Company at this time. The three-year voting cycle allows stockholders to review compensation over a longer period of time, providing sufficient time to evaluate the impact of changes made in one year where outcomes may not be immediately known.

Although the vote on this Proposal is advisory and non-binding, the Board will carefully consider the voting results. If none of the alternatives receives the affirmative vote of holders of at least a majority of the shares of Common Stock issued, present and voting at the Annual Meeting, the frequency receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by the stockholders. The next scheduled say-on-pay vote will occur at the 2026 annual meeting of stockholders.

2023 Proxy Statement

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT

The Audit Committee appoints, compensates, retains and oversees our auditors. The Committee engages in an annual evaluation of the independent registered certified public accounting firm, or “independent auditor,” qualifications, performance and independence and considers the advisability and potential impact of selecting a different independent registered certified public accounting firm.

The Audit Committee has selected RSM US LLP to serve as our independent auditor for 2023. RSM has served as our independent registered public accounting firm since August 2016.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM AS GREEN BRICK’S INDEPENDENT PUBLIC ACCOUNTANT

Background

The Audit Committee has selected RSM US LLP to serve as our independent auditor for 2023. In accordance with SEC rules and RSM policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy includes meetings between the Chairman and the members of the Audit Committee and the candidates for the role, as well as discussion by the full committee with input from management.

The Audit Committee and the Board believe that the continued retention of RSM as our independent auditor is in our best interests and those of our stockholders, and we are asking our stockholders to ratify the selection of RSM as our independent auditor for 2023. Although the Board is submitting the selection of RSM to our stockholders for ratification, the Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If our stockholders do not ratify the selection of RSM as our independent registered certified public accounting firm, other independent registered certified public accounting firms will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage RSM. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our stockholders.

Representatives of RSM are expected to be present at the Annual Meeting and they will have an opportunity to make a statement if desired and will be available to respond to questions.

2023 Proxy Statement

Proposal 4 – Ratification of Independent Public Accountant

Fees and Services of RSM US LLP

Fees for professional services provided by RSM for the fiscal years ended 2022 and 2021, including related expenses, are as follows:

Services Provided	2022	2021
Audit Fees(1)	$790,400	$728,463
Audit-Related Fees(2)	—	46,800
Tax Fees	—	—
All Other Fees(3)	13,874	7,620

Total	$804,274	$782,883

(1)

Includes fees for professional services rendered by RSM for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of the Company’s condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit of the Company’s internal control over financial reporting.

(2)	Includes fees related to consents and comfort letters related to offerings of our common stock and preferred stock in 2021.

(3)	Includes fees related to an unclaimed property audit.

Audit Committee Pre-Approval Policy

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, the Audit Committee (i) appoints, (ii) negotiates and sets the compensation of and (iii) oversees the performance of the independent registered public accounting firm. The Audit Committee pre-approves all audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm, including the fees and terms for those services. The Audit Committee has adopted a policy and procedures governing the pre-approval process for audit, audit-related and permitted non-audit services. The Audit Committee pre-approves audit and audit-related services in accordance with its review and approval of the engagement letter and annual service plan with the independent registered public accounting firm. Any tax consultation or other consulting services proposed to be provided by RSM are considered for approval by the Audit Committee on a project-by-project basis. Non-audit and other services provided by the independent registered public accounting firm will be considered by the Audit Committee for pre-approval based on business purpose, reasonableness of estimated fees and the potential impact on the firm’s independence.

Additionally, in October 2022, the Audit Committee delegated its pre-approval authority to the Chair of the Audit Committee to approve audit or permitted non-audit services for which estimated fees do not exceed $50,000.

2023 Proxy Statement

AUDIT COMMITTEE REPORT

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management and with the independent registered certified public accounting firm the audited consolidated financial statements for the 2022 fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee discussed with the independent registered certified public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as adopted by the PCAOB.

Additionally, the Audit Committee has: (i) received the written disclosures and the letter from the independent registered certified public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence; (ii) considered whether the provision of tax and accounting research and other non-audit services by our independent registered certified public accounting firm is compatible with maintaining their independence; and (iii) discussed with the independent registered certified public accounting firm their independence from us and our management.

In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the 2022 fiscal year for filing with the SEC.

In determining whether to reappoint RSM as our independent registered certified public accounting firm for 2023, the Audit Committee considered the qualifications, performance and independence of the firm and the audit engagement team, together with the following factors:

•	RSM’s capabilities to handle the breadth and complexity of our operations;

•	RSM’s familiarity with our industry, accounting policies, financial reporting process, and internal control over financial reporting;

•	the quality and candor of RSM’s communications with the Audit Committee and management;

•	external data on the firm’s audit quality and performance, including recent PCAOB reports on RSM and its peer firms;

•	the performance of the lead engagement partner and the other professionals on our account; and

•	the appropriateness of RSM’s fees based on the scope of activities.

In light of the Audit Committee’s views on the performance of RSM, it is the Audit Committee’s belief that continuing to retain RSM is in our best interest and those of our stockholders. Consequently, the Audit Committee has appointed RSM as our independent registered certified public accounting firm for fiscal year 2023 and recommends that stockholders ratify the appointment at the Annual Meeting.

Kathleen Olsen (Chair)

Lila Manassa Murphy

Richard S. Press

April 27, 2023

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Audit Committee and the Compensation Committee Report above shall not be incorporated by reference into this proxy statement.

2023 Proxy Statement

SECURITY OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 24, 2023, by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) our named executive officers for the fiscal year ended December 31, 2022; (iii) each director and nominee for director and (iv) all of the executive officers and directors as a group. As of April 24, 2023, we had 45,556,308 shares of common stock outstanding.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percent
Holders of more than 5%
Greenlight Capital Inc. and its affiliates(2)	16,600,508	36.4%
BlackRock, Inc.(3)	4,526,263	9.9%
Named Executive Officers and Directors
James R. Brickman(4)	2,115,246	4.6%
Richard A. Costello	96,049	*
Jed Dolson	269,128	*
Neal Suit	9,016	*
David Einhorn(5)	17,427,590	38.3%
Elizabeth K. Blake	194,693	*
Harry Brandler(6)	130,235	*
Lila Manassa Murphy	8,785	*
Kathleen Olsen	88,023	*
Richard S. Press(7)	99,682	*
All Executive Officers and Directors as a group (10 persons)(8)	20,434,207	44.4%

*	Less than one percent.

Unless otherwise indicated, the address of each of our directors and officers identified is c/o 2805 Dallas Parkway, Suite 400, Plano, TX 75093.

(1)

In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days after April 24, 2023 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

(2)

Based on Amendment 18 to the Schedule 13D filed by David Einhorn and Greenlight Capital, Inc. et al. on August 5, 2022 and the Form 4 filed on January 4, 2023. Mr. Einhorn is the president of Greenlight Capital, Inc. (“Greenlight Inc.”) and the senior manager of DME Advisors GP, LLC (“DME GP”). DME GP is the general partner of DME Advisors, LP (“DME”) and DME Capital Management, LP (“DME CM”). Greenlight Inc. controls the voting and disposition of 8,291,545 shares of Common Stock held for the account of Greenlight Capital Offshore Partners, Ltd. of which Greenlight Inc. acts as investment advisor. DME CM controls the voting and disposition of 4,718,773 shares of Common Stock held for the account of Greenlight Capital Offshore Master, Ltd., of which DME CM acts as investment advisor. DME controls the voting and disposition of 2,740,190 shares of Common Stock held for the account of Solasglas Investments, LP (“SILP”). DME CM controls the voting and disposition of 850,000 shares of Common Stock held for the

2023 Proxy Statement

account of a private investment fund for which DME CM manages a portfolio (the “Sub-Account”). By virtue of his roles at Greenlight Inc., DME, DME CM and DME GP, Mr. Einhorn may be deemed to have voting and dispositive power over 16,600,508 shares of common stock held by these affiliates of Greenlight, Inc. The 16,600,508 shares includes 7,658,703 shares of common stock which are pledged or held in one or more margin accounts. Each of Mr. Einhorn, Greenlight Inc., DME, DME CM and DME GP disclaims beneficial ownership of these shares of common stock, except to the extent of any pecuniary interest therein. The principal business address of each of Greenlight Inc., DME GP, DME, DME CM and Mr. Einhorn is 2 Grand Central Tower, 140 East 45th Street, 24th Floor, New York, NY 10017.
(3)

According to the Schedule 13G/A filed on January 24, 2023, by BlackRock, Inc. (“BlackRock”), of the 4,526,263 shares beneficially owned, BlackRock has (i) sole voting power with respect to 4,471,976 shares, and (ii) sole investment power with respect to all 4,526,263 shares. The principal business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)	Includes 500,000 shares issuable upon exercise of vested stock options.
(5)	In addition to the amounts held by Greenlight Capital, et al, Mr. Einhorn owns 827,082 shares of Common Stock directly.
(6)

Includes 74,176 shares held by Brandler LLC for which Mr. Brandler is a manager. Mr. Brandler disclaims beneficial ownership of the shares of common stock directly held by Brandler LLC, except to the extent of his pecuniary interest therein.

(7)	Includes 20 shares held indirectly by Mr. Press as the custodian for a UGMA Account for a minor.
(8)

Includes (i) 500,000 shares issuable upon exercise of vested stock options held by Mr. Brickman and (ii) 16,600,508 shares held by Greenlight Capital, Inc., and its affiliates described in Note 2, for which one of our directors, David Einhorn, may be deemed to beneficially own due to his indirect voting and dispositive power over such shares.

2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the date, time and place of the Annual Meeting?

Our Annual Meeting will be held in a virtual format only, on Tuesday June 13, 2023, at 11:00 a.m. Eastern Time. As a stockholder, you can attend, vote and submit questions at our Annual Meeting by accessing www.proxyvote.com using the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials.

What am I being asked to vote on and what is the Board recommendation?

At the Annual Meeting you will be asked to vote on the following four proposals. Our Board recommendation for each of these proposals is set forth below:

Proposal	Board Recommendation
To elect seven directors each for a term expiring at the next annual meeting or until his or her successor has been duly elected and qualified	FOR each Director Nominee
To approve, on an advisory basis, the compensation of our named executive officers	FOR
To approve, as a non-binding advisory vote, the frequency of future advisory votes on the compensation of our named executive officers	For the option of EVERY THREE YEARS
To ratify the appointment of RSM US LLP (“RSM US” or “independent auditors”) as our independent registered certified public accounting firm for the 2023 fiscal year.	FOR

You will also be asked to consider and act upon such other business as may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on April 24, 2023, the record date for the Annual Meeting, are entitled to notice of, and to attend and vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 45,556,308 shares of our common stock were outstanding.

What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, the “stockholder of record.”

If your shares are held by a brokerage firm, bank, trustee, other agent or record holder, each sometimes referred to as a “nominee,” you are considered the “beneficial owner” of shares held in

2023 Proxy Statement

Questions and Answers About Our Annual Meeting

“street name.” The Notice has been forwarded to you by your nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.

What are the voting rights of our stockholders?

Our stockholders have one vote per share of our common stock owned on the record date for each matter properly presented at the Annual Meeting.

What constitutes a quorum?

A quorum will be present at the Annual Meeting if holders of a majority of outstanding shares of our common stock on the record date are represented at the Annual Meeting by virtual attendance or by proxy. If a quorum is not present at the Annual Meeting, we expect to postpone or adjourn the Annual Meeting to solicit additional proxies. Abstentions and broker non-votes (as described below) will be counted as shares present and entitled to vote for the purpose of determining the presence or absence of a quorum.

What are “broker non-votes” and how are they treated?

A “broker non-vote” occurs when a bank, broker, trustee, agent or other holder of record holding shares for a beneficial owner withholds its vote on a particular proposal because that holder does not have discretionary voting power for such proposal and has not received instructions from the beneficial owner. If your broker is the stockholder of record, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, the rules of the NYSE allow brokers the discretionary authority to vote your shares with respect to “routine” matters but not “non-routine” matters.

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions. If they cannot, such broker non-vote will not be counted as a vote cast and will therefore have no impact on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?
Election of Directors	No
Approval of Executive Compensation	No
Approval of Frequency of Advisory Votes on Executive Compensation	No
Ratification of Independent Registered Certified Public Accounting Firm	Yes

If other matters are properly brought before the Annual Meeting and they are not considered routine under the applicable NYSE rules, shares held by a bank, broker or other holder of record holding shares for a beneficial owner will not be voted on such non-routine matters by that holder unless that holder has received voting instructions. As stated above, broker non-votes are counted as present for the purpose of determining whether a quorum is present.

2023 Proxy Statement

Questions and Answers About Our Annual Meeting

How are abstentions treated?

Abstentions will not be counted as votes cast in the final tally of votes with regard to either proposal. Therefore, abstentions will have no effect on the outcome of these proposals.

Will my shares be voted if I do not provide my proxy?

If your shares are held in the name of a bank, broker or other holder of record, they may be voted by the bank, broker or other holder of record with respect to “routine” matters (as described above under the caption “What are “broker non-votes” and how are they treated?”) even if you do not give the bank, broker or other holder of record specific voting instructions. If you are a stockholder of record and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or vote at the Annual Meeting.

How do I vote?

To Vote by Internet, Telephone or Mail:

You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

•	To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.

•

To vote by telephone, dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.

•	If you received a Notice and wish to vote by traditional proxy card, you can request a full set of materials at no charge through one of the following methods:
1)	By Internet: by visiting www.proxyvote.com

2)	By phone: by using the phone number listed on the Notice

To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day prior to the Annual Meeting. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. Eastern Time on June 12, 2023.

To Vote at the Annual Meeting:

If your shares are registered in your name, you must use the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials in order to log in and complete your ballot electronically when prompted during the Annual Meeting.

If you hold your shares in “street name,” you will need to obtain the 16-digit control number assigned to your holdings with your bank, broker or other nominee and enter it when prompted by the website hosting the Annual Meeting to vote the shares that are held for your benefit.

2023 Proxy Statement

Questions and Answers About Our Annual Meeting

If I plan to virtually attend the Annual Meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to virtually attend the Annual Meeting. If you vote in advance and also virtually attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote.

What vote is required for the proposals?

Proposal	Description of Votes Needed
Election of Directors	The seven nominees for election as directors will be elected by a majority of the votes cast at the Annual Meeting.
Approval of Executive Compensation	The affirmative vote of a majority of the votes cast on the proposal.
Approval of Frequency of Advisory Votes on Executive Compensation	The affirmative vote of a majority of the votes cast for the option.
Ratification of Independent Registered Certified Public Accounting Firm	The affirmative vote of a majority of the votes cast on the proposal is required for the ratification of the appointment of RSM US as our independent auditor for the 2023 fiscal year.

How will my proxy holder vote?

The enclosed proxy designates James R. Brickman and Richard A. Costello to hold your proxy and vote your shares. James R. Brickman and Richard A. Costello will vote all shares of our common stock represented by properly executed proxies received in time for the Annual Meeting in the manner specified by the holders of those shares. James R. Brickman and Richard A. Costello intend to vote all shares of our common stock represented by proxies that are properly executed by the record holder but that otherwise do not contain voting instructions as follows:

Proposal	Board Recommendation
Election of Directors	FOR each Director Nominee
To approve, on an advisory vote, the executive compensation.	FOR
To approve, as a non-binding advisory vote, the frequency of future advisory votes on executive compensation.	For the option of EVERY THREE YEARS
Ratification of Independent Registered Certified Public Accounting Firm	FOR

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described above, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy to the proxy holders named in the attached proxy card, such persons will vote in accordance with the recommendation of our Board, “FOR” or “AGAINST” such other matters.

2023 Proxy Statement

Questions and Answers About Our Annual Meeting

Can I change my vote after I have voted?

Voting by telephone, over the Internet or by mailing a proxy card does not preclude a stockholder from voting during the Annual Meeting. A stockholder may revoke a proxy, whether submitted via telephone, the Internet or mail, at any time prior to its exercise by (i) filing a duly executed revocation of proxy with our Corporate Secretary, (ii) properly submitting, either by telephone, mail or Internet, a proxy to our Corporate Secretary bearing a later date or (iii) attending the Annual Meeting and voting when prompted during the meeting. Attendance at the virtual meeting will not itself constitute revocation of a proxy.

How do I virtually attend the Annual Meeting?

The Annual Meeting will be held virtually and you will not be able to attend the Annual Meeting in person. To attend the Annual Meeting virtually, please log in to www.proxyvote.com using the control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials and follow the instruction prompts on the virtual meeting site.

Where can I find voting results of the Annual Meeting?

We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

Who should I call with other questions?

If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this proxy statement or our annual report, please contact:

Green Brick Partners, Inc.

2805 Dallas Parkway, Suite 400

Plano, TX 75093,

Attention: Corporate Secretary.

2023 Proxy Statement

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that all required filings during the year ended December 31, 2022 were made on a timely basis, except that each of Messrs. Brandler, Brickman, Costello and Dolson were late filing one report on Form 4.

Stockholder Proposals and Director Nominations

Proposals for Inclusion in the Proxy Statement. The date by which stockholder proposals must be received by us for inclusion in proxy materials relating to the 2024 annual meeting of stockholders, or the “2024 Annual Meeting,” is January 2, 2024, pursuant to Rule 14a-8 of the Exchange Act. Eligible stockholders who seek to submit a proposal for inclusion in our proxy statement must comply with all applicable Bylaws and SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

Proposals not Included in the Proxy Statement and Nominations for Director. Stockholder proposals not included in our proxy statement and stockholder nominations for director may be brought before an annual meeting of stockholders in accordance with the advance notice procedures described in our Bylaws. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., February 14, 2024) and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. For the 2024 Annual Meeting, the Corporate Secretary must receive notice of the proposal on or after the close of business on February 14, 2024 and no later than the close of business on March 15, 2024. Stockholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in our Bylaws, including a description of the proposal, the name of the stockholder and beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities, if any. If we hold the 2024 Annual Meeting more than 30 days earlier or more than 60 days later than such anniversary date, we must receive your notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Our Bylaws also require that stockholder proposals concerning nomination of directors provide additional disclosure, including information we deem appropriate to ascertain the nominee’s qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating stockholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law. The specific requirements of these advance notice provisions are set forth in Sections 1.13 and 1.14 of our Bylaws, a copy of which is available upon request. In addition, to be included on our universal proxy card in connection with the 2024 Annual Meeting, the notice must also include the information required by Rule 14a-19(b)(2) and

2023 Proxy Statement

OTHER MATTERS

Rule 14a-19(b)(3). All stockholder proposals and director nominations pursuant to the advance notice provision or proxy access provision in our Bylaws should be sent to the Secretary at 2805 Dallas Parkway, Suite 400, Plano, TX 75093.

List of Stockholders Entitled to Vote at the Annual Meeting

The names of stockholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

Expenses Relating to this Proxy Solicitation

The costs of solicitation, if any, will be borne by Green Brick. Proxies may be solicited on our behalf by directors, officers or employees, in person or by telephone, electronic transmission and facsimile transmission. No additional compensation will be paid to such persons for such solicitation. Green Brick will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

Communication with Green Brick’s Board of Directors

Stockholders or other interested parties may communicate with one or more members of the Board by writing to the Board or a specific director at:

Board of Directors (or specific director)

Green Brick Partners, Inc.

2805 Dallas Parkway, Suite 400 Plano, TX 75093

Communications addressed to individual Board members will be forwarded by the Corporate Secretary to the individual addressee. Any communications addressed to the Board will be forwarded by the Corporate Secretary to the Chairman of the Board.

Available Information

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2022 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, on the Internet at www.greenbrickpartners.com. Stockholders who wish to obtain a paper copy of our 2022 Form 10-K may do so without charge by writing to Green Brick Partners, Inc., 2805 Dallas Parkway, Suite 400, Plano, TX 75093, Attention: Investor Relations. A copy of any exhibit to the 2022 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to Investor Relations.

Electronic Delivery

This year we have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite stockholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and

2023 Proxy Statement

OTHER MATTERS

mailing of full sets of materials. If you would like to receive a paper copy of the proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to receive a paper copy.

Householding

We utilize a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces duplicative printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold shares of our Common Stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact Broadridge Householding Department by phone at 1-800-542-1061 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact Broadridge as indicated above.

2023 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above GREEN BRICK PARTNERS, INC. Use the Internet to transmit your voting instructions and for electronic delivery of C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS information. Vote by 11:59 P.M. ET on 06/12/2023. Have your proxy card in hand when P.O. BOX 1342 BRENTWOOD, NY 11717 you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/GRBK2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/12/2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Elizabeth K. Blake 02) Harry Brandler 03) James R. Brickman 04) David Einhorn 05) Kathleen Olsen 06) Richard S. Press 07) Lila Manassa Murphy The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To approve, on an advisory basis, the compensation of our named executive officers. 0 0 0 The Board of Directors recommends you vote 3 YEARS on the following proposal: 1 year 2 years 3 years Abstain 3. To approve, on an advisory basis, the frequency of future advisory votes on executive compensation. 0 0 0 0 The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. To ratify the appointment of RSM US LLP as the Independent Registered Public Accounting Firm of the Company to 0 0 0 serve for the 2023 fiscal year. NOTE: Any other matters that may come before the meeting or any adjournments thereof will be voted in the best judgment of the proxies. . 6 . 0 . 0 R1 _ 1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or 0000611857 partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com GREEN BRICK PARTNERS, INC. Annual Meeting of Stockholders June 13, 2023 at 11:00 A.M. Eastern Time This proxy is solicited by the Board of Directors. The stockholder(s) hereby appoint(s) James R. Brickman and Richard A. Costello, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GREEN BRICK PARTNERS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 A.M. Eastern Time on June 13, 2023 in virtual only format at www.virtualshareholdermeeting.com/GRBK2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and will be voted in the best judgment of the proxies on any other matters that may come before the meeting or any adjournments thereof. Continued and to be signed on reverse side